                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              Temple Inland Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                             [TEMPLE-INLAND LOGO]
                            303 SOUTH TEMPLE DRIVE
                             DIBOLL, TEXAS 75941

                            ---------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD FRIDAY, MAY 2, 1997

To the Stockholders of Temple-Inland Inc.

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Temple-Inland Inc., a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company, 303 S. Temple Dr., Diboll, Texas 75941, on Friday, May 2, 1997, at 9:00 a.m., local time, for the following purposes:

          1. To elect four (4) directors to the Board of Directors of the Company to hold office until the expiration of their terms or until their respective successors have been duly elected and have qualified;

          2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending January 3, 1998;

          3. To ratify the adoption of the Company's 1997 Stock Option Plan;

        4. To ratify the adoption of the Company's 1997 Restricted Stock Plan;
     and

          5. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on March 7, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.

                                            By Order of the Board of Directors

                                            M. RICHARD WARNER
                                            Secretary

Diboll, Texas
March 17, 1997

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE PROMPTLY SO THAT YOUR SHARES OF COMMON STOCK MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON THE INITIAL PAGE OF THE ENCLOSED PROXY STATEMENT.

                             [TEMPLE-INLAND LOGO]
                            303 SOUTH TEMPLE DRIVE
                             DIBOLL, TEXAS 75941

                            ---------------------

                               PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Temple-Inland Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders to be held on Friday, May 2, 1997, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment(s) thereof. This Proxy Statement and form of proxy are first being sent to the stockholders of the Company on or about March 17, 1997.

     The accompanying form of proxy is designed to permit each stockholder entitled to vote at the Annual Meeting to vote for or withhold voting for any or all nominees for election as director, to vote for or against or to abstain from voting on proposals 2, 3, and 4, and in the discretion of the proxies with respect to any other proposal brought before the Annual Meeting. When a stockholder's proxy card specifies a choice with respect to a voting matter, the shares will be voted and will be voted as specified. If no such specifications are made, the accompanying form of proxy will be voted at the Annual Meeting:
For the election of the nominees under the caption "Election of Directors;" For ratification of the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending January 3, 1998; For ratification of the adoption of the Company's 1997 Stock Option Plan; and For ratification of the adoption of the Company's 1997 Restricted Stock Plan.

     Execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at its principal executive offices at any time before the proxy is voted or by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy, however, will be effective until received by the Company at or prior to the Annual Meeting.

     The Company has retained D.F. King & Co., Inc., a professional proxy solicitation firm ("D.F. King"), to assist in the solicitation of proxies. In addition to the solicitation of proxies by use of the mail, employees of D.F. King and officers and regular employees of the Company may solicit the return of proxies by personal interview, mail, telephone and telegraph. Officers and employees of the Company will not receive additional compensation, but will be reimbursed for out-of-pocket expenses. D.F. King will be reimbursed for its expenses in soliciting proxies and, in addition, will receive a proxy solicitation fee not to exceed $11,500. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of stock. All costs of solicitation are to be borne by the Company.

     The Annual Report to Shareholders, covering the Company's fiscal year ended December 28, 1996 and including audited financial statements, is enclosed herewith. The Annual Report does not form any part of the material for the solicitation of proxies.

                            PURPOSES OF THE MEETING

     At the Annual Meeting, the stockholders of the Company will consider and vote upon the following matters:

          1. The election of four (4) directors to the Board of Directors of the Company to hold office until the expiration of their terms or until their respective successors have been duly elected and have qualified;

          2. The ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending January 3, 1998;

          3. The ratification of the adoption of the Company's 1997 Stock Option Plan;

          4. The ratification of the adoption of the Company's 1997 Restricted Stock Plan; and

          5. Such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

GENERAL

     The Board of Directors of the Company has fixed the close of business on March 7, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 55,437,073 shares of Common Stock of the Company issued and outstanding. The Common Stock is the only class of stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters to be acted on at the Annual Meeting. The attendance, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business.

CONFIDENTIAL VOTING POLICY

     On February 5, 1993, the Board of Directors of the Company adopted a confidential voting policy. The policy provides that stockholder proxies, ballots, and voting tabulations that identify the vote of the specific stockholder will not be disclosed to the Company, its directors, officers, or employees except in certain limited situations such as when legally necessary or when expressly requested by a stockholder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table and notes thereto indicate the name, address and stock ownership of each person or group of persons known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock as of March 7, 1997.

                                                              AMOUNT AND
                                                              NATURE OF
                      NAME AND ADDRESS                        BENEFICIAL      PERCENT
                    OF BENEFICIAL OWNER                       OWNERSHIP       OF CLASS
                    -------------------                       ----------      --------
Delaware Management Holdings, Inc...........................  3,161,941(1)     5.71%(2)
  2005 Market Street
  Philadelphia, PA 19103

Wellington Management Company, LLP..........................  3,364,250(3)     6.07%(4)
  75 State Street
  Boston, Massachusetts 02109

---------------

(1) Based on a statement on Schedule 13G dated December 31, 1996 (the "Delaware Management 13G") filed with the Securities and Exchange Commission, Delaware Management Holdings, Inc. may be deemed beneficial owner of these shares, which are owned by numerous investment funds.

(2) Based upon the calculation in the Delaware Management 13G, which assumes 55,375,499 shares of Common Stock outstanding.

(3) Based on a statement on Schedule 13G dated February 10, 1994 and Amendments No. 1, 2, and 3 thereto dated January 30, 1995, February 1, 1996, and January 24, 1997, respectively, (the "Wellington 13G") filed with the Securities and Exchange Commission, Wellington Management Company, in its capacity as investment advisor, may be deemed beneficial owner of these shares, which are owned by numerous investment counseling clients.

(4) Based upon the calculation in the Wellington 13G, which assumes 55,424,217 shares of Common Stock outstanding.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table and notes thereto set forth certain information regarding the beneficial ownership of the Common Stock as of March 7, 1997 by
(i) each of the Company's directors and nominees for director, (ii) the Chief Executive Officer and the four other most highly compensated executive officers,
(iii) one former executive officer, and (iv) all directors and executive officers of the Company as a group.

                                                    AMOUNT AND NATURE OF      PERCENT OF
               BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP(1)      CLASS(2)
               ----------------                   -----------------------     -----------
Paul M. Anderson..............................     13,000(3)(4)                 *
David L. Ashcraft.............................     75,106(3)(4)(6)              *
Robert Cizik..................................     26,540(3)(4)                 *
Anthony M. Frank..............................     14,500(3)(4)                 *
Clifford J. Grum..............................    405,641(3)(4)(5)(6)           *
William B. Howes..............................     62,413(3)(4)(6)              *
Bobby R. Inman................................     10,500(3)(4)                 *
Kenneth M. Jastrow, II........................     47,805(3)(4)(6)              *
Harold C. Maxwell.............................     85,700(3)(4)(6)              *
Herbert A. Sklenar............................     17,000(3)(4)                 *
Walter P. Stern...............................     46,880(3)(4)(5)              *
Arthur Temple III.............................    298,584(3)(4)(5)(7)           *
Charlotte Temple..............................    233,186(3)(4)(8)              *
Larry E. Temple...............................     11,000(3)(4)                 *
M. Richard Warner.............................     63,833(3)(4)(5)(6)           *
All directors and executive officers (20
  persons) as a group.........................  1,524,661(3)(4)(5)(6)(7)(8)     2.75%

---------------

 *  Represents less than one percent.

(1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Rule 13d-3"), with additional information included as set forth in footnote (4) below. Unless otherwise indicated, beneficial ownership includes both sole voting and sole dispositive power. Certain of the directors and executive officers disclaim beneficial ownership with respect to certain of these shares. Unless otherwise indicated, the above table does not include any shares that may be held by pension and profit-sharing plans of the corporations or endowment funds of educational and charitable institutions for which various directors and officers serve as directors or trustees.

(2) Based upon a total of 55,437,073 shares of Common Stock issued and outstanding on March 7, 1997.

(3) Includes the following number of shares of Common Stock issuable upon the exercise of options exercisable within a period of 60 days from March 7, 1997: Mr. Anderson -- 3,000; Mr. Ashcraft --

    19,991; Mr. Cizik -- 26,000; Mr. Frank -- 4,500; Mr. Grum -- 28,940; Mr.
    Howes -- 32,732; Mr. Inman -- 10,000; Mr. Jastrow -- 18,051; Mr.
    Maxwell -- 19,991; Mr. Sklenar -- 5,000; Mr. Stern -- 4,000; Mr. Temple
    III -- 10,000; Ms. C. Temple -- 1,000; Mr. L. Temple -- 5,000; Mr.
    Warner -- 10,398; and all directors and executive officers (20 persons) as a group -- 261,838.

(4) Also includes the following number of shares of Common Stock issuable upon the exercise of options with exercise dates ranging from approximately five months to fifteen years from March 7, 1997: Mr. Anderson -- 9,000; Mr. Ashcraft -- 11,433; Mr. Cizik -- 0; Mr. Frank -- 9,500; Mr. Grum -- 38,200;
    Mr. Howes -- 25,380; Mr. Inman -- 0; Mr. Jastrow -- 23,913; Mr.
    Maxwell -- 23,913; Mr. Sklenar -- 11,000; Mr. Stern -- 2,000; Mr. Temple
    III -- 0; Ms. C. Temple -- 9,000; Mr. L. Temple -- 5,000; Mr.
    Warner -- 17,606; and all directors and executive officers (20 persons) as a group -- 243,035. These options are not required to be reported under Rule 13d-3 and the shares underlying these options are not considered "beneficially owned" under Rule 13d-3.

(5) Includes 57,102, 2,680, 1,000, and 26,735 shares of Common Stock owned by certain relatives of Messrs. Grum, Stern, Temple III, and Warner, respectively. Also includes, with respect to Mr. Grum, 3,550 shares of Common Stock held by a corporation controlled by a relative of Mr. Grum and 4,000 shares held by a family foundation. All of these shares are considered by the Securities and Exchange Commission to be beneficially owned for purposes of this Proxy Statement. Certain of the named individuals disclaim any beneficial interest in such shares.

(6) Includes 5,419, 3,562, 315, 1,276, 1,287, and 189 shares of Common Stock held for Messrs. Ashcraft, Grum, Howes, Jastrow, Maxwell, and Warner, respectively, and 18,913 shares of Common Stock held for all directors and executive officers (20 persons) as a group by trusts under three (3) employee stock plans of the Company's subsidiaries. These shares are considered by the Securities and Exchange Commission to be beneficially owned for purposes of this Proxy Statement.

(7) Includes 134,460 shares of Common Stock held in a trust over which Mr. Temple III is trustee. Mr. Temple III has a future income interest with respect to 33,615 of these shares and a remainder interest with respect to 33,615 of these shares. Also includes 10,608 shares held by various trusts and custodial accounts, with respect to which Mr. Temple III has sole voting and dispositive power. Mr. Temple III disclaims any beneficial ownership with respect to these 10,608 shares. Includes 137,190 shares held in two trusts for Mr. Temple III and certain of his relatives with respect to which he has a present income interest but no voting or dispositive power. Mr. Temple III has a remainder interest with respect to 58,500 of the shares held in one of these trusts. Does not include 10,536 shares held by various trusts and custodial accounts, with respect to which Mr. Temple III has sole voting and dispositive power. Mr. Temple III disclaims any beneficial ownership with respect to these 10,536 shares. Does not include 1,260,626 shares of Common Stock held by the T.L.L. Temple Foundation, a charitable trust, of which Mr. Temple III is one of five trustees and shares voting and dispositive power. Mr. Temple III disclaims any beneficial ownership with respect to such shares.

(8) Includes 67,230 shares of Common Stock held in a trust. Ms. C. Temple has a future income interest with respect to 33,615 of these shares and a remainder interest with respect to 33,615 of these shares. Also includes 137,190 shares held in two trusts for Ms. C. Temple and certain of her relatives with respect to which she has a present income interest but no voting or dispositive power. Ms. C. Temple has a remainder interest with respect to 58,500 of the shares held in one of these trusts.

                             ELECTION OF DIRECTORS

     The By-laws of the Company provide that the number of directors that constitutes the Board of Directors shall be established by vote of the Board of Directors and that the directors shall be classified with respect to the time for which they severally hold office into three classes, which classes shall as nearly as possible be equal in size. The Board of Directors has set the number of directors at eleven (11), with two classes of four (4) directors each and one class of three (3) directors.

     Directors are elected by a plurality of the votes cast by the holders of the Company's Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

NOMINEES

     Unless otherwise indicated in the enclosed form of proxy, the persons named in such proxy intend to nominate and vote for the election of the following nominees for the office of director of the Company, to serve as directors for three (3) years or until their respective successors have been duly elected and have qualified. All nominees are presently serving as directors.

 NOMINEES FOR DIRECTOR TO BE ELECTED AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS

NAME AND YEAR FIRST
  ELECTED DIRECTOR             PRINCIPAL OCCUPATION AND OTHER INFORMATION
-------------------            ------------------------------------------
Paul M. Anderson....  President, Chief Executive Officer, and director of
1994                  PanEnergy Corp. Mr. Anderson, 51, has served as President of
                      PanEnergy Corp since 1993 and as Group Vice President from
                      1991 through 1993. From February 1990 until 1991, he served as Vice President, Finance and Chief Financial Officer of
                      Inland Steel Industries, Inc. Mr. Anderson served in a
                      number of management positions with Texas Eastern
                      Corporation beginning in 1977 and was Senior Vice President when that company was acquired by Panhandle Eastern
                      Corporation (now known as PanEnergy Corp) in 1989. He serves on the boards of TEPPCO Partners, L.P. and Kerr-McGee
                      Corporation.
Robert Cizik........  Mr. Cizik, 65, is the former Chairman and Chief Executive
1984                  Officer of Cooper Industries, Inc., Houston, Texas, a
                      diversified international manufacturing company (1975-1996).
                      He currently serves as Non-Executive Chairman of Easco,
                      Inc., Girard, Ohio. Director of Air Products and Chemicals,
                      Inc., Harris Corporation and PanEnergy Corp.
Arthur Temple III...  Chairman of the Board and Chief Executive Officer of Exeter
1984                  Investment Company. Mr. Temple III, 55, has served as
                      Chairman of the Board of Exeter Investment Company from 1975 to early 1982 and since March 1986. From 1973 until 1980 Mr.
                      Temple III served as a member of the Texas legislature and from January 1981 until March 1986 he served as a member of the Railroad Commission of Texas, which regulates mineral
                      resources and for-hire highway transportation in Texas. Mr.
                      Temple III is also Chairman of the Board of First Bank &
                      Trust, East Texas.

NAME AND YEAR FIRST
  ELECTED DIRECTOR             PRINCIPAL OCCUPATION AND OTHER INFORMATION
-------------------            ------------------------------------------
Larry E. Temple.....  Mr. Temple, 61, is an attorney and during the last five
1991                  years has been in private practice. He has served as
                      Chairman of the Texas Select Committee on Higher Education,
                      as Chairman of the Texas Higher Education Coordinating
                      Board, and as a member of the Texas Guaranteed Student Loan
                      Corporation. Mr. Temple has also served on several boards of the University of Texas and is a member of the Board of the
                      Lyndon B. Johnson Foundation. Mr. Temple formerly served as
                      Special Counsel to President Lyndon B. Johnson and as an
                      Executive Assistant to Texas Governor John Connally.

     Although the Company does not anticipate that any of the above-named nominees will refuse or be unable to accept or serve as a director of the Company, the persons named in the enclosed form of proxy intend, if any nominee becomes unavailable, to vote the shares represented by the proxy for the election of such other person or persons as may be nominated or designated by management, unless they are directed by the proxy to do otherwise.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. ANDERSON, CIZIK, TEMPLE III AND L. TEMPLE AS DIRECTORS OF THE COMPANY.

CONTINUING DIRECTORS

     The following information is provided with respect to directors who will continue to serve as directors of the Company until the expiration of their terms at the times indicated.

        DIRECTORS TO SERVE UNTIL THE 1998 ANNUAL MEETING OF STOCKHOLDERS

NAME AND YEAR FIRST
  ELECTED DIRECTOR             PRINCIPAL OCCUPATION AND OTHER INFORMATION
-------------------            ------------------------------------------
Clifford J. Grum....  Chairman and Chief Executive Officer of the Company. Mr.
1983                  Grum, 62, served as President and Chief Executive Officer of the Company from October 1983 until his election as Chairman in 1991. Mr. Grum is also a director of Cooper Industries,
                      Inc., Trinity Industries, Inc. and Tupperware Corporation.
Bobby R. Inman......  Admiral Inman, 65, served as Chairman of the Board of
1987                  Westmark Systems, Inc., a Texas-based electronics industry holding company, from September 1986, and as its Chief
                      Executive Officer from December 31, 1986, until December 31,
                      1989. From January 1983 until December 1986, Admiral Inman was President and Chief Executive Officer of the
                      Microelectronics and Computer Technology Corp. in Austin,
                      Texas. Admiral Inman retired from active duty with the
                      United States Navy with permanent four star rank on July 1,
                      1982. Admiral Inman served as Chairman of the Federal
                      Reserve Bank of Dallas from January 1987 to December 1990.
                      He is a director of Fluor Corporation, SBC Communications
                      Inc., Science Applications International Corp. and Xerox
                      Corporation.
Herbert A.            Chairman of the Board of Vulcan Materials Company, a
Sklenar.............  producer of construction materials and chemicals. Mr.
1993                  Sklenar, 65, served as President of Vulcan Materials Company from 1983 until his election as Chairman in 1992 and served as its Chief Executive Officer from 1986 until February
                      1997. In addition to being a director of Vulcan Materials
                      Company, he is also a director of AmSouth Bancorporation and
                      Protective Life Corporation.

        DIRECTORS TO SERVE UNTIL THE 1999 ANNUAL MEETING OF STOCKHOLDERS

NAME AND YEAR FIRST
  ELECTED DIRECTOR             PRINCIPAL OCCUPATION AND OTHER INFORMATION
-------------------            ------------------------------------------
Anthony M. Frank....  Chairman of Belvedere Partners. Mr. Frank, 65, served as
1992                  Postmaster General of the United States from 1988 until
                      1992. Prior to his appointment as Postmaster General, Mr.
                      Frank served as Chairman of the Board and Chief Executive
                      Officer of the San Francisco-based First Nationwide Bank. He has also served as Chairman of the Federal Home Loan Bank of
                      San Francisco and Chairman of the California Housing Finance
                      Agency, and was the first Chairman of the Federal Home Loan
                      Mortgage Corporation Advisory Board. Mr. Frank is also a
                      director of The Charles Schwab Corporation, General American
                      Investors Company, Inc., Bedford Properties, Inc., Crescent
                      Real Estate Equities, Irvine Apartment Communities, Living
                      Centers of America, and Financial Security Assurance.
William B. Howes....  Executive Vice President of the Company. Mr. Howes, 59,
1996                  served as Group Vice President of the Company from July 1993 until his election as Executive Vice President in 1996. Mr.
                      Howes was elected Chairman of the Board and Chief Executive
                      Officer of the Company's Inland Paperboard and Packaging,
                      Inc. subsidiary ("Inland") in 1993 after serving as the
                      President and Chief Operating Officer of Inland since April
                      1992. From August 1990 until April 1992, Mr. Howes served as
                      Executive Vice President of Inland.
Walter P. Stern.....  Chairman of the Board of Capital Group International, Inc.
1984                  ("CGII"), a wholly-owned subsidiary of The Capital Group
                      Companies, Inc., since March 1988. Mr. Stern, 68, has been serving as Chairman of Capital International, Inc., a
                      registered investment advisor with the U.S. Securities and
                      Exchange Commission and wholly-owned subsidiary of CGII,
                      since 1988. Mr. Stern is the Vice Chairman of the Board of
                      Capital Research International, a partially-owned subsidiary
                      (also owned by subsidiaries of The Capital Group Companies,
                      Inc.) of Capital Research and Management Company, an
                      investment management organization that serves as an
                      investment advisor to over thirty mutual investment funds, including The American Balanced Fund, The Growth Fund of
                      America, The AMCAP Fund, The Income Fund of America, Inc.,
                      Fundamental Investors, Inc., EuroPacific Growth Fund and New
                      Perspective Fund, Inc., of which Mr. Stern is Chairman of
                      the Board. Mr. Stern is also Chairman and a director of the
                      Emerging Markets Growth Fund, Inc., and a director of Birla
                      Capital International AMC Ltd. (Bombay).
Charlotte Temple....  Investor. During the past five years, Ms. Temple, 57, has
1994                  been associated with various civic organizations while
                      pursuing private interests. Prior to that time, her
                      experience was in the commercial real estate investment
                      area. Ms. Temple is also a director of Exeter Investment
                      Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There is no family relationship between any of the nominees, continuing directors and executive officers of the Company other than Mr. Temple III and Ms. C. Temple, who are brother and sister.

     Mr. Temple III is a director, officer and 66 2/3% stockholder of Demco Manufacturing Company ("Demco"). During 1996, Demco performed machinery repair services for Temple-Inland Forest Products Corporation ("Forest Products"), a wholly-owned subsidiary of the Company, in the ordinary course of business at an aggregate cost to Forest Products of $84,139. It is expected that Demco will continue to perform services for subsidiaries of the Company in the future.

     In 1995, Forest Products purchased several tracts of timber from Mr. Arthur Temple, who is the father of Mr. Temple III and Ms. C. Temple, as disclosed in last year's proxy statement. In 1996, payments totaling $168,578 were made for this timber. The value of the timber was determined by an appraisal conducted by the Company's foresters.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during its most recent fiscal year and Forms 5 and amendments thereto or written representations in lieu of Form 5 furnished to the Company with respect to its most recent fiscal year, the Company has not identified any person who failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years except for Mr. Grum, who inadvertently failed to report a charitable gift of 1,600 shares in November of 1989. Due to a subsequent two-for-one stock split, Mr. Grum's subsequent Form 4s and 5s overstated his ownership by 3,200 shares as a result of this omission.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has six standing committees of the Board. Set forth below is a description of the functions of those committees and the members of the Board serving on such committees.

     Audit Committee. The primary responsibility of the Audit Committee is to provide the Board of Directors assistance in fulfilling its fiduciary responsibility to the stockholders, and the investment community, relating to the accounting and reporting practices of the Company, the adequacy of corporate financial controls, and the quality and integrity of the consolidated financial statements of the Company and all of its wholly and majority owned subsidiaries, except for Guaranty Federal Bank, F.S.B., which has an audit committee consisting of outside directors from its own board of directors. The functions of the Audit Committee include the review of the professional services and independence of the Company's independent auditors; the review, in consultation with the independent and internal auditors, of the plan and results of the annual audit, the adequacy of the Company's internal control systems and the results of the Company's internal audits; and the review, with management and the independent auditors, of the Company's annual report to stockholders and financial reporting practices. The Audit Committee annually considers the qualifications of the Company's independent auditors and makes recommendations to the Board as to their selection. The members of the Audit Committee are Messrs. Sklenar (Chairman), Frank, L. Temple and Ms. C. Temple. During 1996, the Audit Committee met three (3) times.

     Executive Committee. The Executive Committee may exercise all the authority of the Board of Directors in the management of the business and affairs of the Company, except for matters related to the composition of the Board, changes in the By-laws and certain other significant corporate matters. The members of the Executive Committee are the Chairman of the Board, who will serve as Chairman of the Executive Committee, and the Chairman of each standing committee of the Board. The Executive Committee did not meet in 1996.

     Finance Committee. The Finance Committee reviews the Company's financial planning, structure, condition and requirements for funds; makes recommendations to the Board of Directors concerning all forms of major financing, including the issuance of securities, corporate borrowings, and investments; monitors the Company's relationship with its lenders, compliance with financing agreements, and financial disclosure policies; reviews capital expenditures and makes recommendations to the Board concerning the financing thereof; makes recommendations to the Board concerning the Company's dividend policy; makes recommendations to the Board concerning the stock repurchase program; and oversees the Company's employee benefit plan investment committee and policies. The members of the Finance Committee are Messrs. Cizik (Chairman), Anderson, Stern, and Temple III. The Chairman of the Board is a nonvoting ex-officio member. The Finance Committee met three (3) times during 1996.

     Management Development and Executive Compensation Committee. The Management Development and Executive Compensation Committee ("Compensation Committee") is responsible for ensuring that a proper system of short and long-term compensation is in place to provide performance-oriented incentives to management; overseeing management succession and development programs; making recommendations concerning compensation programs, retirement plans and other employee benefit programs; approving the salaries and bonuses of all officers of the Company and certain other personnel; and making recommendations with respect to bonus, stock option, restricted stock, phantom stock, stock performance, stock appreciation right or other current or proposed incentive plans. Certain of the foregoing plans are administered by a subcommittee composed solely of those members of the Compensation Committee who meet the definition of "outside director" under
Section 162(m) of the Internal Revenue Code and the definition of "non-employee director" under Section 16 of the Securities Exchange Act of 1934 with respect to those employees who are covered by such laws. The members of the Compensation Committee are Messrs. Frank (Chairman), Cizik, Inman, Sklenar, and Temple III. The Chairman of the Board is a nonvoting ex-officio member. During 1996, the Compensation Committee met four (4) times.

     Nominating Committee. The Nominating Committee periodically reviews the structure of the Board to assure that the proper skills and experience are represented on the Board, recommends nominees to serve on the Board of Directors, reviews potential conflicts of prospective Board members, recommends the size of the Board, recommends the membership of the committees, and reviews outside directorships in other publicly held companies by senior officers of the Company. Nominees to serve on the Board of Directors are selected on the basis of recognized achievements and their ability to bring various skills and experience to the deliberations of the Board. In carrying out its responsibilities, the Nominating Committee considers candidates recommended by other directors and employees of the Company. The members of the Nominating Committee are Messrs. Inman (Chairman), Sklenar, and Stern. The Chairman of the Board is a nonvoting ex-officio member. The Nominating Committee met three (3) times during 1996.

     Pursuant to the Company's By-laws, notice of a stockholder's intent to make a nomination for the Board of Directors must contain certain specified information regarding the nominating stockholder and the nominee and must be received by the Secretary of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (or in the case of an annual meeting called for a date more than 50 days prior to such anniversary date or in the case of a special meeting of stockholders, not later than the close of business on the 10th day following the date on which notice of such annual meeting or special meeting is first mailed to stockholders or made public, whichever occurs first.)

     Public Policy/Environmental Committee. The Public Policy/Environmental Committee acts in an advisory and consulting capacity to the Board of Directors regarding the Company's activities that relate to matters of public policy and the environment. In fulfilling its responsibilities, the committee considers and reviews from time to time the Company's policies and practices that address issues of social and public concern, as well as significant legislative, regulatory and social trends. The members of the Public Policy/Environmental Committee are Messrs. L. Temple (Chairman), Anderson, Cizik and Ms. C. Temple. The Chairman of the Board is a nonvoting ex-officio member. The Public Policy/Environmental Committee met two (2) times during 1996.

BOARD MEETINGS

     During 1996, the Board of Directors held four (4) meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company will receive in 1997 an annual retainer of $35,000 and a $2,000 fee for attendance at regular and special Board meetings. Directors who serve on committees of the Board receive $1,000 for each committee meeting held in conjunction with a Board meeting and $2,000 for each other committee meeting. The chairmen of committees of the Board receive an additional annual retainer of $2,500. Directors are reimbursed for expenses incurred in attending Board and committee meetings, including those for travel, food and lodging. Directors and members of committees of the Board who are employees of the Company are not compensated for their Board and committee activities.

     Under the Company's Stock Option Plan, each person who is first elected a non-employee director is automatically granted upon such election a nonqualified stock option covering 10,000 shares of Common Stock at an exercise price per share equal to the fair market value of the stock on the date the option is granted. Any non-employee director may also, pursuant to the terms of the Company's Stock Option Plan, make an election to receive nonqualified stock options in lieu of his annual retainer fees.

     Under the Retirement and Deferred Compensation Plan for Directors of Temple-Inland Inc. (the "Directors' Retirement Plan"), a non-employee director who remains a member of the Board until retirement age or who retires earlier after serving on the Board for a period of at least ten (10) years is entitled to receive an annual retirement benefit equal to the then current annual retainer fee. The benefit will be paid for a number of years equal to the greater of (i) the number of years the director served as a member of the Board, or (ii) five (5) years. In the event of the director's death, the remainder of the benefit will be paid to his spouse if living.

     In lieu of the retirement benefits previously described, if a non-employee director ceases to be a member of the Board at any time within two (2) years after the occurrence of a change in control of the Company for any reason other than the director's retirement or death, the director will be paid a lump-sum retirement benefit equal to the product of (A) and (B), where (A) is the greater of five (5) or the number of years the director served as a member of the Board, and(B) is the greater of the annual retainer fee being paid to directors at the time the director ceases to be a member of the Board or the annual retainer fee in effect immediately prior to the change in control. In the event that the retirement benefit payable to a director is subject to the 20% excise tax imposed under the Internal Revenue Code of 1986 with respect to certain payments made in connection with a change in control, the Directors' Retirement Plan provides for an additional payment to be made to the director such that he retains on an after-tax basis the same amount as he would have if no excise tax had been imposed.

     Under the Directors' Retirement Plan, a non-employee director may also elect to defer his Board fees until the earlier of retirement, death, or, in certain circumstances, termination of membership on the Board. Any Board fees that are deferred accrue interest at the prime commercial lending rate.

EXECUTIVE COMPENSATION

  Report of the Management Development and Executive Compensation Committee on Executive Compensation

     The Company's executive compensation program is designed to align compensation with business strategy, performance, and stockholder values. The program includes salary, short term cash incentives, and a long term program based on stock options. The Committee considers all elements of the compensation package in total, rather than any one element in isolation. In 1996, for example, salaries were increased for one of the top five executive officers in connection with his promotion and assumption of increased responsibilities, while incentive bonuses were used to reward performance and long term incentive awards were made as motivation for future performance. In making compensation decisions, the Committee uses a general process and exercises its business judgment to determine the amounts.

     It is the Company's policy to obtain the maximum deduction on its tax return for compensation paid to its executive officers consistent with the Company's compensation goals. The Committee has adopted a policy requiring the deferral of any compensation that exceeds the permissible deduction under
Section 162(m) of the Internal Revenue Code until such time as the maximum deduction under Section 162(m) may be taken. All compensation paid in 1996 should qualify for a deduction under Section 162(m).

     Since its inception in 1984, Temple-Inland's compensation philosophy has been to ensure that shareholder returns are a top priority in evaluating the effectiveness of the compensation program. The following paragraphs outline the Compensation Committee's objectives.

     Base Salary. Base salaries are maintained at competitive levels considering the performance and longevity of the employee. To ensure that the Company's compensation remains competitive, the Committee from time to time reviews information from several independent surveys of comparably-sized companies. Since the market for executive talent extends beyond any particular industry, the survey data includes both companies in the industry as well as companies outside the industrial classification represented in the Paper Industry Index referred to below under "Performance Graph." While the Committee does not target salary levels to the high, median or low end of the ranges or to any particular percentile, surveys indicate base salaries for the Company's named executive officers are currently below the 50th percentile for the average of similar companies. Base salaries are usually reviewed every two years and were not increased in 1996, except for one of the top five executive officers who received an increase in connection with his promotion and assumption of increased responsibilities. In making its salary decisions, the Committee places its emphasis on the particular executive's experience, responsibilities, and performance. No specific formula is applied to determine the weight of each factor. However, the Company has historically followed a policy of using the incentive bonus rather than base salary to reward outstanding performance.

     Incentive Bonus. Short term cash incentive awards are largely based on individual performance and on the performance of the group or business segment in which the individual is a key employee. Included in the evaluation of an employee are the current earnings of the group, personal performance, and the degree to which the employee's actions have laid the groundwork for future earnings. Financial performance of the business segment is given greater weight than other business accomplishments in determining bonus payments. The types and relative importance of specific financial and other business factors vary among the Company's executives depending on their positions and the particular operations or functions for which they are responsible. The evaluation of the CEO and of the Vice President, General Counsel, and Secretary is based on the consolidated results of the Company.

     The Committee does not establish targeted award levels or goals at the beginning of the year. Instead, the Committee reviews actual earnings and performance (including comparisons to competitors where appropriate) after the end of the year and determines in its business judgment the size of each executive's award. During 1996, the Company reorganized its paper operations into one business segment under the direction of the Executive Vice President. The Paper Group had earnings of $113 Million in 1996 and the Executive Vice President received a bonus of $200,000. Prior to the reorganization, these operations were reported separately. The Corrugated Container Group had earnings of $344 Million in 1995 and the Group Vice President of that segment received a bonus of $400,000. The Bleached Paperboard Group had earnings of $18.6 Million in 1995 and the Group Vice President of that segment received a bonus of $125,000. The Financial Services Group had earnings of $107 Million in 1996 (exclusive of a one-time $44 Million assessment levied in connection with the recapitalization of the Savings Association Insurance Fund) compared to $98.1 Million in 1995, and the Group Vice President of this segment received a bonus of $425,000 in 1996 compared to $400,000 in 1995. The Building Products Group had earnings of $102 Million in 1996 compared to $61 Million in 1995, and the Group Vice President of this segment received a bonus of $250,000 in 1996 compared to $225,000 in 1995. The Company's 1996 earnings per share were $2.39, compared to the prior year's $5.01 (net of accounting changes), and the Vice President, General Counsel, and Secretary received a bonus of $135,000 in 1996 compared to his bonus of $175,000 in 1995. No specific weightings have been assigned under the bonus program to the factors considered by the Committee in the exercise of its business judgment.

     Long Term Incentive Awards. In 1996, the key executives listed in the proxy statement received an annual grant of stock options under a long term incentive program. There is no other long term incentive program. The program is based exclusively on the stock option grant, which is a dollar value of options based on the executive's position and importance to the Company's long range performance. These options are granted at market and expire in ten (10) years. The options will vest 15% per year on the second, third, fourth, and fifth anniversaries and 40% on the sixth anniversary following the date of grant. Option awards are basically set at a percentage of targeted compensation. However, within these guidelines, the Committee also considers previous option grants, tenure, and responsibilities of the executive. In the case of a new key executive, an initial grant may be made above targeted levels.

     To further align executives' financial interests with those of the Company and its shareholders, the Committee has adopted minimum stock ownership guidelines for these executives:

           VALUE OF OWNERSHIP OF STOCK AS A MULTIPLE OF ANNUAL SALARY

                                                              MULTIPLE
                          POSITION                            OF SALARY
                          --------                            ---------
Chief Executive Officer.....................................     5x
Group Vice Presidents.......................................     3x
Other Tier I Executives.....................................     3x
Tier II Executives..........................................     2x

Generally, "Tier I" includes the Company's senior executive officers (including the five executives listed in the proxy statement) and "Tier II" includes the next highest level of Company management. Executives will be encouraged to meet 50% of this goal within three years of February 6, 1997, the date of the adoption of this policy, and to meet the full guidelines within five years of such date.

     Although annual awards were made from 1984 through 1995 under the Company's Performance Unit Plan, the specified formulas have only generated one (1) cash payment which occurred in 1991. In all other years, including 1996, the performance unit awards have been terminated without payment, although the related stock option awards continued for another year. The plan was discontinued after 1995 and no grants were made in 1996.

     With the exception of an initial award to Mr. Howes upon his employment in 1990 to replace awards from his former employer that were forfeited, the key executives included in the proxy statement do not receive restricted stock awards. The Company maintains a policy of having this alternative available to attract new executives.

     The Chief Executive Officer. In reviewing Mr. Grum's performance, the Committee considers all of the factors set forth in the above paragraphs. However, the Committee focuses primarily on the Company's performance, measured in large part by its net earnings. The Company's 1996 earnings per share were $2.39, compared to the prior year's $5.01 (net of accounting changes), and Mr. Grum received a bonus of $300,000 in 1996 compared to his bonus of $500,000 in 1995. A comparison of Mr. Grum's cash compensation for the last three (3) years with the Company's net earnings during that period is set forth in the following table:

                                                INCENTIVE                   NET EARNINGS
               YEAR                  SALARY    COMPENSATION     TOTAL      OF THE COMPANY
               ----                 --------   ------------   ----------   --------------
1996..............................   600,000     $300,000     $  900,000   $132.8 Million
1995..............................   588,808     $500,000     $1,088,808   $281.0 Million
1994..............................   503,000     $300,000     $  803,000   $131.4 Million

     As noted above, the size of long term incentive awards is set in accordance with the individual executive's responsibilities, other awards, and performance. Mr. Grum's awards were determined in this same manner. He received 11,428 options in 1994, 12,800 in 1995, and 35,000 in 1996. The difference in the number of options granted from year to year is due to variations in the stock price on the date of award ($52.50 in 1994, $46.88 in 1995 and $42.81 in 1996), as well as adjustments made by the Committee in consideration of previous grants. In 1994 and 1995, Mr. Grum received a tandem performance unit award equal to one-half ( 1/2) the number of options. No performance units were awarded in 1996 due to the discontinuance of the plan.

     Other Information. Reference is made to the following charts and tables for actual compensation grants and awards to key executives, as well as the Company's performance for the last five (5) years, and to pages 1 and 25 of the Company's Annual Report to Shareholders for information concerning the Company's profitability.

                                            Anthony M. Frank, Chairman
                                            Robert Cizik
                                            Bobby R. Inman
                                            Herbert A. Sklenar
                                            Arthur Temple III

     The following table summarizes all compensation earned with respect to the Company's last fiscal year by (i) the Chief Executive Officer, (ii) the four other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year, and (iii) one former executive officer:

                      TABLE 1: SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                                 ---------------------------------
                                                                                         AWARDS            PAYOUTS
                                                  ANNUAL COMPENSATION            -----------------------   -------
                                         -------------------------------------   RESTRICTED   SECURITIES
                                                                OTHER ANNUAL       STOCK      UNDERLYING    LTIP      ALL OTHER
            NAME AND                      SALARY     BONUS     COMPENSATION($)    AWARD(S)     OPTIONS/    PAYOUTS   COMPENSATION
       PRINCIPAL POSITION         YEAR     ($)        ($)            (1)            ($)        SARS($)       ($)        ($)(2)
       ------------------         ----   --------   --------   ---------------   ----------   ----------   -------   ------------
              (A)                 (B)      (C)        (D)            (E)            (F)          (G)         (H)         (I)
Clifford J. Grum, Chairman and    1996   $600,000   $300,000         N/A             $0         35,000       $0        $  3,000
Chief Executive Officer           1995    588,808    500,000         N/A              0         12,800        0           3,000
                                  1994    503,000    300,000         N/A              0         11,428        0           2,500

William B. Howes, Director and    1996   $379,589   $200,000         N/A             $0         10,500       $0        $  3,000
Executive Vice President          1995    361,722    400,000         N/A              0          9,600        0           3,000
                                  1994    325,620    175,000         N/A              0          7,620        0           2,500

Kenneth M. Jastrow, II, Group
Vice President and Chief          1996   $300,000   $425,000         N/A             $0          9,300       $0        $  3,000
Financial Officer                 1995    288,462    400,000         N/A              0          8,532        0           3,000
                                  1994    200,000    250,000         N/A              0          5,716        0           2,500

Harold C. Maxwell, Group Vice     1996   $280,000   $250,000         N/A             $0          9,300       $0        $  3,000
President                         1995    274,577    225,000         N/A              0          8,532        0           3,000
                                  1994    233,000    275,000         N/A              0          6,668        0           2,500
M. Richard Warner, Vice
President, General Counsel        1996   $215,000   $135,000         N/A             $0          7,000       $0        $  3,000
and Secretary                     1995    213,269    175,000         N/A              0         13,864        0           3,000
                                  1994    130,769    100,000         N/A              0              0        0           2,500
David L. Ashcraft, formerly
Group Vice President              1996   $156,154   $      0         N/A             $0          9,300       $0        $129,000
                                  1995    275,731    125,000         N/A              0          8,532        0           3,000
                                  1994    243,000     75,000         N/A              0          6,668        0           2,500

---------------

(1) Not applicable. The dollar value of perquisites and other personal benefits, or securities or property paid or earned during the fiscal year other than pursuant to a plan, does not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported for each officer and is therefore not reported.

(2) Amounts shown for the current executives are annual contributions or other allocations to defined contribution plans. With respect to Mr. Ashcraft, amounts shown include $3,000 in annual contributions or other allocations to a defined contribution plan and $126,000 paid to Mr. Ashcraft during 1996 in connection with his resignation effective May 31, 1996.

     Effective May 31, 1996, David L. Ashcraft resigned as Group Vice President of the Company. In connection with his resignation, Mr. Ashcraft will receive from the Company up to twenty (20) quarterly payments each in the amount of Forty-two Thousand and No/100 Dollars ($42,000.00) (three (3) of which were paid in 1996). Mr. Ashcraft may continue to exercise his stock options (which become exercisable on the earlier of May 31, 1999 or the dates specified in the original grants) until the earlier of the last business day in August 1999 or the expiration dates specified in the original grants.

     None of the five (5) current executive officers named above has an employment contract with the Company or an agreement providing for severance payments in the event his employment is terminated.

     During 1996, the Company had a stock option plan in place under which options were granted to employees. Employees also exercised options granted under a prior plan. Each of the plans was approved by the stockholders and administered by non-employee members of the Board of Directors. The options were granted at full market value on the date of the grant, and these exercise prices have never been reduced. Options have been granted to approximately 375 current middle and upper level company employees who have direct responsibilities to improve the profitability of the Company.

     The following table summarizes the stock options granted to the five (5) named executive officers and one former executive officer in the last fiscal year:

               TABLE 2: OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                                                                   GRANT
                                                                                                    DATE
                                      INDIVIDUAL GRANTS                                           VALUE(2)
---------------------------------------------------------------------------------------------    ----------
                                                  PERCENT OF TOTAL
                                                      OPTIONS/                                     GRANT
                           NUMBER OF SECURITIES     SARS GRANTED     EXERCISE OR                    DATE
                           UNDERLYING OPTIONS/    TO EMPLOYEES IN    BASE PRICE    EXPIRATION     PRESENT
          NAME               SARS GRANTED(#)        FISCAL YEAR        ($/SH)         DATE        VALUE($)
          ----             --------------------   ----------------   -----------   ----------    ----------
           (A)                     (B)                  (C)              (D)          (E)           (F)
           ---             --------------------   ----------------   -----------   ----------    ----------
Clifford J. Grum.........         35,000                7.8%           $42.81      02/02/2006     $338,520
William B. Howes.........         10,500                2.3             42.81      02/02/2006      101,556
Kenneth M. Jastrow, II...          9,300                2.1             42.81      02/02/2006       89,950
Harold C. Maxwell........          9,300                2.1             42.81      02/02/2006       89,950
M. Richard Warner........          7,000                1.6             42.81      02/02/2006       67,704
David L. Ashcraft........          9,300                2.1             42.81      02/02/2006       89,950

---------------

(1) Options to purchase Temple-Inland Inc. common stock. The exercise price is the average of the high and low sales price of a share of Company Common Stock on the New York Stock Exchange on the date of grant. Exercise prices have never been repriced. Withholding taxes may be paid with exercised shares. No general or freestanding stock appreciation rights ("SARs") were granted. All grants to the named executive officers under the Stock Option Plan include a provision for acceleration of vesting in certain change of control situations. Options become exercisable in 15% increments on 02/02/98, 02/02/99, 02/02/2000, 02/02/2001, and the remaining 40% becomes exercisable on 02/02/2002. Options granted to Mr. Grum that have not already become exercisable in accordance with the foregoing schedule become exercisable on the date of his retirement, provided he has attained age 65 on or before such date.

(2) The Grant Date Present Value was determined using the Black-Scholes option pricing model. The expected volatility was measured by the Standard Deviation of a statistical distribution using daily closing stock prices for the last nine years for an assumed expected volatility of 26.45%. The annual risk free rate of return during the expected life of the option (ten years) was 6.50%. The expected dividend yield or dividend adjusted stock prices was assumed to be 2.60%. The time of exercise was assumed to be at the expiration of the options. All values are expressed on an after-tax basis.

     The following table summarizes the stock option exercises and value of options held at year-end of the five (5) named executive officers and one former executive officer:

            TABLE 3: AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                       YEAR AND FY-END OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                              SHARES                         OPTIONS/SARS AT FISCAL        THE-MONEY OPTIONS/SARS
                             ACQUIRED                            YEAR-END(#)(2)           AT FISCAL YEAR-END($)(3)
                                ON            VALUE        ---------------------------   ---------------------------
           NAME             EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   --------------   -----------   -------------   -----------   -------------
           (A)                  (B)            (C)                     (D)                           (E)
           ---              -----------   --------------   ---------------------------   ---------------------------
Clifford J. Grum..........    19,510         $103,598        28,883          44,257       $ 84,269       $438,848
William B. Howes..........         0                0        33,039          17,205        275,760        153,496
Kenneth M. Jastrow, II....     4,372            7,126        18,181          14,995         56,355        135,685
Harold C. Maxwell.........         0                0        21,727          15,233         60,723        136,027
M. Richard Warner.........         0                0         6,932          13,932         48,940        126,850
David L. Ashcraft.........         0                0        21,727          15,233         60,723        136,027

---------------

(1) Value based on the average of the high and low sales prices of a share of Temple-Inland Inc. Common Stock on the New York Stock Exchange on the date of exercise, which is the valuation used in the Stock Option Plan.

(2) Some of the options listed in the chart include an equal number of tandem limited SARs, which can only be exercised in certain change of control situations. The number of options with tandem limited SARs held by Messrs. Grum, Howes, Jastrow, Maxwell, Warner, and Ashcraft at fiscal year-end was 13,912, 12,524, 9,628, 12,460, 0, and 12,460, respectively. Since there have been no change of control situations, none of these SARs have ever been exercised. Tandem limited SARs are not granted under the Company's current Stock Option Plan.

(3) Value based on the average of the high and low sales prices of a share of Temple-Inland Inc. Common Stock on the New York Stock Exchange on December 27, 1996.

                               PERFORMANCE GRAPH

     During the five preceding fiscal years, the Company's cumulative total stockholder return compared to the Standard & Poor's 500 Stock Index and to the Standard & Poor's Paper Industry Index was as shown in the following Table 4:

                                    TABLE 4:
                               TEMPLE-INLAND INC.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                                                                                 S&P PAPER &
         MEASUREMENT PERIOD                    TEMPLE-IN-                         FOREST PROD-
        (FISCAL YEAR COVERED)                  LAND INC.          S&P 500             UCTS
1991                                             100.00            100.00            100.00
1992                                             101.91            107.62            114.34
1993                                             101.83            118.46            126.01
1994                                              93.08            120.03            131.30
1995                                              92.71            165.13            144.57
1996                                             117.37            203.05            159.92

       ASSUMES $100 INVESTED ON THE LAST TRADING DAY IN FISCAL YEAR 1991
                *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

     The five (5) named executive officers and one former executive officer also participate in defined benefit pension plans of the Company's subsidiaries, with estimated benefits shown below.

                          TABLE 5: PENSION PLAN TABLE

                                                               YEARS OF SERVICE
                                        ---------------------------------------------------------------
REMUNERATION                               10         15         20         25         30         35
------------                            --------   --------   --------   --------   --------   --------
 $  350,000...........................  $ 54,000   $ 81,000   $108,000   $135,000   $162,000   $189,000
    400,000...........................    62,000     93,000    124,000    155,000    186,000    217,000
    450,000...........................    70,000    105,000    140,000    175,000    210,000    245,000
    500,000...........................    78,000    117,000    156,000    195,000    234,000    273,000
    550,000...........................    86,000    129,000    172,000    215,000    258,000    301,000
    600,000...........................    94,000    141,000    188,000    235,000    282,000    329,000
    700,000...........................   110,000    165,000    220,000    275,000    330,000    385,000
    750,000...........................   118,000    177,000    236,000    295,000    354,000    413,000
    800,000...........................   126,000    189,000    252,000    315,000    378,000    441,000
    900,000...........................   142,000    213,000    284,000    355,000    426,000    497,000
  1,000,000...........................   158,000    237,000    316,000    395,000    474,000    553,000
  1,100,000...........................   174,000    261,000    348,000    435,000    522,000    609,000
  1,150,000...........................   182,000    273,000    364,000    455,000    546,000    637,000
  1,200,000...........................   190,000    285,000    380,000    475,000    570,000    665,000
  1,250,000...........................   198,000    297,000    396,000    495,000    594,000    693,000
  1,300,000...........................   206,000    309,000    412,000    515,000    618,000    721,000
  1,350,000...........................   214,000    321,000    428,000    535,000    642,000    749,000

     The above table shows the estimated annual pension payable upon retirement to employees in specified remuneration and years-of-service classifications. Retirement benefits are calculated using final average pay based on the highest five (5) of the employee's last ten (10) years of service. Compensation covered by the Company's retirement plans includes salaries and bonuses, but excludes all other forms of compensation shown in the foregoing tables such as stock options. Messrs. Grum, Howes, Jastrow, Maxwell, and Warner are currently credited with approximately 28, 6 1/2, 18, 33, and 10 1/2 years of service, respectively. If such officers continue in the employ of the Company until their respective retirement dates, at such time they would be credited with approximately 31, 11 1/2, 33, 42, and 30 years of service, respectively. Mr. Ashcraft was credited with 27 years of service at the time of his resignation. The estimated amounts are based on the assumption that payments under the Company's retirement plans will commence upon normal retirement (age 65), that the Company's retirement plans will continue in force and that the benefit payment will be in the form of a life annuity. Amounts shown in the table above are not subject to any deduction for Social Security or other offset amounts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Temple III is a director, officer and 66 2/3% stockholder of Demco Manufacturing Company ("Demco"). During 1996, Demco performed machinery repair services for Temple-Inland Forest Products Corporation ("Forest Products"), a wholly-owned subsidiary of the Company, in the ordinary course of business at an aggregate cost to Forest Products of $84,139. It is expected that Demco will continue to perform services for subsidiaries of the Company in the future.

     In 1995, Forest Products purchased several tracts of timber from Mr. Arthur Temple, who is the father of Mr. Temple III and Ms. C. Temple, as disclosed in last year's proxy statement. In 1996, payments totaling $168,578 were made for this timber. The value of the timber was determined by an appraisal conducted by the Company's foresters.

            PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR
                             ENDING JANUARY 3, 1998

     Upon the recommendation of the Audit Committee of the Board of Directors, none of whose members is an officer of the Company, the Board of Directors has selected Ernst & Young LLP as independent auditors for the Company to examine its consolidated financial statements for the fiscal year ending January 3, 1998 and has determined that it would be desirable to request that the stockholders ratify such selection. Ernst & Young LLP currently serves the Company and its subsidiaries as independent auditors. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     Stockholder ratification is not required for the selection of Ernst & Young LLP, since the Board of Directors has the responsibility for selecting the Company's independent auditors. The selection, however, is being submitted for ratification at the Annual Meeting. No determination has been made as to what action the Board of Directors would take if stockholders do not ratify the selection.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 3, 1998.

                               NEW PLAN BENEFITS

     The Company is asking the stockholders to ratify the adoption of the Company's 1997 Stock Option Plan and the 1997 Restricted Stock Plan (the "1997 Plans"). The 1997 Plans are similar to the Company's current plans (the "Current Plans"), which expire next year. Stockholder approval is being requested in 1997 to coincide with new requirements under Section 162(m) of the Internal Revenue Code. The purpose of the 1997 Plans is to promote the interests of the Company and its stockholders by providing additional incentives to key employees (and in the case of stock options, directors) to continue providing services to the Company, to increase their interest in the success of the Company, and to further the identity of interest between such key employees and the Company's stockholders through opportunities for increased stock ownership.

     The Compensation Committee, which administers the Current Plans, will also administer the 1997 Plans. The Compensation Committee has the discretion to determine the total amount of awards that will be made each year, as well as the amount awarded to each individual employee. Therefore, it is not possible at this time to determine the level of awards that will be made to any particular individual or group under the 1997 Plans. However, the following chart sets forth the amount of awards that would have been made during the 1996 fiscal year if the 1997 Plans had been in effect instead of the Current Plans for (i) each of the five (5) executive officers named in the foregoing Executive Compensation tables, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees (including officers who are not executive officers) as a group.

                               NEW PLAN BENEFITS

                                                 1997 RESTRICTED STOCK PLAN       1997 STOCK OPTION PLAN
                                                 ---------------------------      ----------------------
                                                    DOLLAR          NUMBER          DOLLAR       NUMBER
               NAME AND POSITION                  VALUE($)(1)      OF UNITS       VALUE($)(2)   OF UNITS
               -----------------                 -------------    ----------      -----------   --------
Clifford J. Grum, Chairman and Chief Executive
  Officer......................................             0             0       $  338,520     35,000
William B. Howes, Director and Executive Vice
  President....................................             0             0       $  101,556     10,500
Kenneth M. Jastrow, II, Group Vice President
  and Chief Financial Officer..................             0             0       $   89,950      9,300
Harold C. Maxwell, Group Vice President........             0             0       $   89,950      9,300
M. Richard Warner, Vice President, General
  Counsel and Secretary........................             0             0       $   67,704      7,000
Executive Group................................    $    6,336           148       $  838,543     86,698
Non-Executive Director Group...................             0             0       $  107,224      8,000
Non-Executive Officer Employee Group...........    $2,601,221        60,762       $2,631,797    361,082

---------------

(1) The dollar value stated is the number of units multiplied by $42.81, the fair market value of one share of Temple-Inland Inc. common stock on February 2, 1996, the date of the award.

(2) The dollar value stated is the grant date present value using the Black-Scholes option pricing model with the assumptions set forth in footnote 2 to Table 2 on page 14, and the additional assumption that 10% of the Non-Executive Officer Employee Group grants will result in forfeitures.

More specific information about each of the 1997 Plans is set forth under the following individual plan proposals.

                        PROPOSAL TO RATIFY THE ADOPTION
                    OF THE COMPANY'S 1997 STOCK OPTION PLAN

     The Company is asking the stockholders to ratify the adoption of the Company's 1997 Stock Option Plan (the "1997 Stock Option Plan"). A total of 2.4 million shares of the Company's Common Stock, $1.00 par value, has been reserved for issuance pursuant to the 1997 Stock Option Plan. On March 7, 1997, the closing price of a share of Common Stock on the New York Stock Exchange was $55.25.

     On February 7, 1997, the Board of Directors adopted the 1997 Stock Option Plan, subject to stockholder ratification. The purpose of the plan is to promote the interests of the Company and its stockholders by providing an incentive to directors and key employees to continue providing services to, and to increase their interest in the success of, the Company and its subsidiaries by offering them an opportunity to acquire a proprietary interest in the Company. The following summary of the principal features of the 1997 Stock Option Plan is qualified in its entirety by reference to the full text of the 1997 Stock Option Plan as set forth in Appendix A to this Proxy Statement.

     The 1997 Stock Option Plan will be administered by the Compensation Committee. The Compensation Committee has authority to determine the terms of all options and to interpret the 1997 Stock Option Plan.

     Under the terms of the 1997 Stock Option Plan, options may be granted to selected key employees of the Company and its subsidiaries in the sole discretion of the Compensation Committee at an exercise price not less than the fair market value of the Common Stock on the date of the grant. Each option will be exercisable only after the period or periods specified in the option agreement, and may not be exercised after the expiration of the award (which may not be longer than ten years from the date of grant). The exercise price of any stock option may be paid in cash or, unless otherwise provided in the option agreement, in whole shares of Common Stock already owned for a period of at least six months, or partly in cash and partly in such Common Stock.

     Generally, each employee who is granted an option under the 1997 Stock Option Plan will, in consideration for such grant, agree that he will remain in the employ of the Company or one of its subsidiaries for a period of at least two years from the date of grant of the option. In the event of the occurrence of certain transactions related to a change in control of the Company, all outstanding stock options awarded under the plan to employees become fully vested and exercisable. It is currently expected that approximately 375 middle and upper level salaried employees will participate in the 1997 Stock Option Plan.

     Information cannot be provided with respect to the number of options to be received by any individual or group of individuals pursuant to the 1997 Stock Option Plan, since the grant of such options is within the discretion of the Compensation Committee. However, the maximum number of shares with respect to which stock options may be granted during any year to any eligible employee is the amount which, when added to the number of shares covered by stock option grants made to the eligible employee over the preceding four years (whether under the 1997 Stock Option Plan or any prior stock option plan) does not exceed a total cumulative exercise price of $5 million. The Compensation Committee has the discretion to grant less than the maximum number of stock options and is not required to grant any stock options to any particular employee. No stock options will be granted under the 1997 Stock Option Plan if its adoption is not ratified by the stockholders. Please refer to the chart on page 19 for further information.

     Each person who is first elected a Non-employee Director after the effective date of the 1997 Stock Option Plan will be granted automatically upon such election a nonqualified stock option covering 10,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock at the time the option is granted. Such options become exercisable in installments (1,000 shares after the first year of service as a member of the Board of Directors; 1,500 shares after four years of service; and 2,500 shares each after the fifth, sixth and seventh years of service) and expire ten years from the date of grant, subject to earlier termination in the event the Non-employee Director ceases to be a member of the Board. There are currently nine Non-employee Directors. None of the current Non-employee Directors is eligible for this award, since each has received a similar award under previous Company plans.

     Before the end of each year, a Non-employee Director may elect to receive, in lieu of his annual retainer fee for the next year, a nonqualified stock option covering 2,000 shares of Common Stock with an exercise price determined as follows:

Fair Market Value       Annual Retainer       Exercise Price
  of a Share of      -  ---------------    =    Per Share
  Common Stock               2,000

Any such options will be granted on the first date on or after January 1 of the following year on which the Common Stock is traded on the New York Stock Exchange. A Non-employee Director's "Annual Retainer" is the amount that the Non-employee Director would be entitled to receive for serving as a director in the relevant year, but does not include fees for attendance at meetings of the Board or any committee of the Board or for any other services to be provided to the Company. Options granted to Non-employee Directors in lieu of annual retainer fees become fully exercisable on the first anniversary of the date of grant and expire 15 years after the date of grant, subject to earlier termination if the Non-employee Director ceases to be a member of the Board.

     New Section 16 rules of the Securities and Exchange Commission ("SEC") permit companies to grant stock options to their Non-employee Directors without jeopardizing the directors' status as Non-employee Directors for purposes of administering the Company's Stock Option Plans. While no such awards are presently contemplated, the 1997 Stock Option Plan provides the flexibility to award options to Non-employee Directors at an exercise price equal to the fair market value of the Common Stock on the date of grant, with a term of up to ten years, in consideration for such services as the Compensation Committee may approve.

     Unless the 1997 Stock Option Plan is terminated earlier as hereinafter described, the 1997 Stock Option Plan terminates on December 31, 2002. The 1997 Stock Option Plan may be terminated, modified or amended at an earlier date by the stockholders of the Company. The Board of Directors may also terminate the 1997 Stock Option Plan, or modify or amend the 1997 Stock Option Plan in such respects as it deems advisable, except that certain plan amendments will be subject to such stockholder approval as may be required under the Section 16 rules of the SEC from time to time or under Section 422 or Section 162(m)(4) of the Internal Revenue Code. No termination, modification or amendment of the 1997 Stock Option Plan may, without the consent of the employee or Non-employee Director to whom any option has been granted, adversely affect the rights of such employee or Non-Employee Director under such option.

     The 1997 Stock Option Plan provides for the granting of both "incentive stock options" (as defined in section 422 of the Internal Revenue Code) and nonqualified stock options to employees. In general, an employee will not recognize income at the time of grant of a nonqualified stock option. At the time of exercise of a nonqualified stock option, an employee will generally recognize income equal to the excess of the fair market value of the shares of Common Stock purchased over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares of Common Stock. The Company is entitled to a deduction equal to the amount of ordinary income an employee recognizes, subject to satisfying tax withholding requirements.

     An employee will not generally recognize income at the time of the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the Common Stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If an employee does not exercise an incentive stock option within certain specified periods after termination of employment, an incentive stock option will be treated for tax purposes as a nonqualified stock option, as described above.

     Gain or loss from the sale or exchange of shares acquired upon exercise of an incentive stock option will normally be taxed as capital gain or loss. However, if certain holding period requirements with respect to the shares acquired upon exercise of an incentive stock option are not satisfied, an employee will be required to recognize ordinary income at the time of disposition. Any gain recognized on disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

     If an employee recognizes ordinary income upon exercise of an incentive stock option or as a result of a disposition of shares prior to the expiration of the applicable holding periods, the Company will be entitled to a deduction in the same amount, subject to satisfying applicable tax withholding requirements.

     The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy is required for ratification of the 1997 Stock Option Plan. Any shares not voted (whether by abstention, broker nonvote or otherwise) will not be counted as votes cast for this purpose.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE ADOPTION OF THE COMPANY'S 1997 STOCK OPTION PLAN.

                        PROPOSAL TO RATIFY THE ADOPTION
                  OF THE COMPANY'S 1997 RESTRICTED STOCK PLAN

     The Company is asking the stockholders to ratify the adoption of the Company's 1997 Restricted Stock Plan (the "1997 Restricted Stock Plan"). A total of 300,000 shares of the Company's Common Stock, $1.00 par value, has been reserved for issuance pursuant to the 1997 Restricted Stock Plan. On March 7, 1997, the closing price of a share of Common Stock on the New York Stock Exchange was $55.25.

     The 1997 Restricted Stock Plan was adopted by the Board of Directors on February 7, 1997, subject to stockholder ratification. The purpose of the 1997 Restricted Stock Plan is to provide additional incentives to key employees (including officers) of the Company and its subsidiaries to continue in the employ of, and to increase their efforts for, the Company or its subsidiaries, and to further the identity of interests of such key employees and the Company's stockholders through opportunities for increased stock ownership by such key employees. The following summary of the principal features of the 1997 Restricted Stock Plan is qualified in its entirety by reference to the full text of the 1997 Restricted Stock Plan as set forth in Appendix B to this Proxy Statement.

     The 1997 Restricted Stock Plan is administered by the Compensation Committee. The Compensation Committee has authority to award shares of Restricted Stock under the 1997 Restricted Stock Plan and to determine the terms and conditions upon which Restricted Stock will be awarded. Restricted Stock may be awarded only to salaried employees (including officers) who at the time of the award are regularly employed by the Company or a subsidiary on a full-time basis. It is currently expected that approximately 330 middle management employees will participate in the 1997 Restricted Stock Plan. Non-employee Directors are not eligible to participate in the 1997 Restricted Stock Plan. While all eligible employees may be considered for an award of Restricted Stock, it is contemplated that only those employees who, in the determination of the Compensation Committee, perform services of special importance to the Company in the management, operation and development of the business of the Company or a subsidiary will be selected to receive Restricted Stock in consideration for continuing such services.

     The Compensation Committee designates a vesting date with respect to each award of Restricted Stock and may prescribe restrictions, terms and conditions applicable to the vesting of such Restricted Stock in addition to those provided in the 1997 Restricted Stock Plan. While the Compensation Committee is not obligated to continue its past practices, prior awards under the Company's 1993 Restricted Stock Plan vested one-half at the end of four years and one-half at the end of five years from the date of grant. Other than continuing employment, first-time awardees have not been subject to other vesting conditions in the past. However, the Compensation Committee has imposed an additional vesting condition for subsequent awards.

     Shares of Restricted Stock awarded to an employee under the 1997 Restricted Stock Plan will not be delivered to the employee until the vesting date and may not be sold, traded, or otherwise assigned by the employee prior to the vesting date. However, prior to the vesting date the employee is entitled to vote such shares and receive cash dividends paid on such shares. Any non-cash distributions made with respect to shares of Restricted Stock are subject to the same restrictions as the Restricted Stock, unless the Compensation Committee determines otherwise. On the vesting date, and upon the satisfaction of any other applicable restrictions, terms and conditions, all or a portion of an award of Restricted Stock becomes vested and any non-cash distributions made with respect to such Restricted Stock that were retained by the Company become vested to the extent that the related shares of Restricted Stock become vested. Any shares of Restricted Stock and retained distributions that have not become vested are forfeited to the Company.

     Information cannot be provided with respect to the amount of Restricted Stock to be received by any individual or group of individuals pursuant to the 1997 Restricted Stock Plan, since the award of Restricted Stock is within the discretion of the Compensation Committee. However, the maximum number of shares with respect to which Restricted Stock may be granted to any eligible employee (including any shares granted under prior plans) is 35,000 shares. The Compensation Committee has the discretion to grant less than the maximum number of shares of Restricted Stock and is not required to grant any shares of Restricted Stock to any particular employee. Historically, the largest grant to any employee was 6,000 shares of Restricted Stock awarded to Mr. Howes upon his employment with the Company in 1990 to replace awards from his previous employer that were forfeited. While it is not required to follow past practices, the Compensation Committee has never granted awards of Restricted Stock to the top tier of the Company's management, with the exception of the one-time award to Mr. Howes in 1990. The Compensation Committee would retain the flexibility to use these awards to attract new executives. The Compensation Committee has also adopted a policy limiting the number of grants that may be made to second-tier management to seven grants and making grants to all other selected employees every other year. No shares of Restricted Stock will be granted under the 1997 Restricted Stock Plan if its adoption is not ratified by the stockholders. Please refer to the chart on page 19 for further information.

     Unless the 1997 Restricted Stock Plan is terminated earlier as hereinafter described, the 1997 Restricted Stock Plan terminates on December 31, 2002. The 1997 Restricted Stock Plan may be terminated, modified or amended at an earlier date by the stockholders of the Company. The Board of Directors may also terminate the 1997 Restricted Stock Plan or make such amendments thereto as it deems advisable, except that certain plan amendments will be subject to such stockholder approval as may be required under the Section 16 rules of the Securities and Exchange Commission from time to time or under Section 162(m)(4) of the Internal Revenue Code. No termination or amendment of the 1997 Restricted Stock Plan shall adversely affect the rights of any holder of shares of Restricted Stock (without his or her consent) under any award previously made.

     An employee who receives an award of Restricted Stock is not required to include the value of such shares in ordinary income until the shares become vested, unless the employee makes a special tax election to recognize income upon award of the shares. In either case, the amount of income the employee will recognize will be equal to the fair market value of the shares of Common Stock at the time the shares vest. The Company will be entitled to a deduction equal to the amount of income recognized by the employee, subject to satisfying applicable tax withholding requirements.

     The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy is required for ratification of the 1997 Restricted Stock Plan. Any shares not voted (whether by abstention, broker nonvote or otherwise) will not be counted as votes cast for this purpose.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE ADOPTION OF THE COMPANY'S 1997 RESTRICTED STOCK PLAN.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that may properly be, or that is likely to be, brought before the Annual Meeting. If, however, any other business should properly be presented to the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate.

                   DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at its Annual Meeting of Stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the 1998 Annual Meeting, stockholder proposals must be received by the Company by November 17, 1997 and must otherwise comply with the requirements of Rule 14a-8.

     The Company's By-laws contain an advance notice procedure with regard to items of business to be brought before an Annual Meeting of Stockholders by a stockholder. These procedures require that notice be made in writing to the Secretary of the Company and that such notice be received at the executive offices of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders (or in the case of an annual meeting called for a date more than 50 days prior to such anniversary date, not later than the close of business on the 10th day following the date on which notice of such annual meeting is first mailed to stockholders or made public, whichever occurs first). The By-laws require that the notice of the proposal contain certain information concerning the proposing stockholder and the proposal. The Company's By-laws also contain an advance notice procedure for the nomination of candidates for election to the Board of Directors by stockholders. For a brief description of such procedures, see "Committees of the Board of Directors -- Nominating Committee." A copy of the By-law advance notice provision may be obtained, without charge, upon written request to the Secretary of the Company at the address set forth on page 1 of this Proxy Statement.

                                            By Order of the Board of Directors

                                            M. RICHARD WARNER
                                            Secretary

Diboll, Texas
March 17, 1997

                                  APPENDIX "A"

                               TEMPLE-INLAND INC.
                             1997 STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
 1.    Purpose of the Plan.........................................  A-1
 2.    Definitions.................................................  A-1
 3.    Stock Subject to the Plan...................................  A-2
 4.    Administration..............................................  A-2
 5.    Eligibility for Award of Stock Options......................  A-3
 6.    Terms of Options............................................  A-3
 7.    Time of Grant of Options; Stock Option Agreements...........  A-3
 8.    Agreement of Employees to Continue Employment...............  A-3
       Grant of Options to Non-Employee Directors Upon Election to
 9.    Board.......................................................  A-4
       Grants of Options To Non-Employee Directors in Lieu of
10.    Annual Retainer Fees........................................  A-4
11.    Nontransferability of Options...............................  A-5
12.    Exercise of Options:........................................  A-5
13.    Withholding.................................................  A-5
14.    Termination of Employment...................................  A-6
15.    Death of a Participant......................................  A-6
16.    Adjustments upon Changes in Capitalization..................  A-6
17.    Substituted Options.........................................  A-6
18.    Effect of Change in Control.................................  A-7
19.    Miscellaneous...............................................  A-7
20.    Non-Exclusivity of the Plan.................................  A-8
21.    Effectiveness of the Plan...................................  A-8
22.    Government and Other Regulations............................  A-8
23.    Termination and Amendment...................................  A-8

                               TEMPLE-INLAND INC.

                             1997 STOCK OPTION PLAN

1. PURPOSE OF THE PLAN:

     The purpose of the Temple-Inland Inc. 1997 Stock Option Plan (the "Plan") is to promote the interests of Temple-Inland Inc. (the "Company") and its stockholders by providing an incentive to directors and key employees of the Company and its Subsidiaries to continue providing services and to increase their interest in the Company's success by offering them an opportunity to acquire a proprietary interest in the Company through the grant of Stock Options.

2. DEFINITIONS:

     For purposes of the Plan, the following terms shall have the meanings set forth below:

          a. Board: means the Board of Directors of the Company.

          b. Code: means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          c. Committee: means the Management Development and Executive Compensation Committee of the Board, and/or any other committee or subcommittee the Board may appoint to administer this Plan as provided herein. A Committee composed solely of two or more members of the Board who meet (i) the definition of "outside director" under Section 162(m) of the Code and regulations thereunder, (ii) the definition of "non-employee director" under Section 16 of the Exchange Act and regulations thereunder, and (iii) any similar or successor laws hereinafter enacted, shall administer the Plan with respect to persons who are "covered employees" (within the meaning of Section 162(m) of the Code) or who are subject to
     Section 16 of the Exchange Act at the time of the relevant Committee action. If at any time no Committee shall be in office, then the functions of the Committee specified in this Plan shall be exercised by the members of the Board who are Non-Employee Directors.

          d. Common Stock: means shares of the common stock, $1.00 par value, of the Company.

          e. Company: means Temple-Inland Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

          f. Disability: means total disability as defined in (i) any long-term disability plan or retirement plan sponsored by the Company or a Subsidiary and applicable to the Participant, or (ii) the Federal Social Security Act, as any of such may be amended from time to time.

          g. Eligible Employee: means any salaried employee (including an officer) of the Group.

          h. Exchange Act: means the Securities Exchange Act of 1934, as amended.

          i. Fair Market Value: means, except as specifically provided otherwise in this Plan, the average of the high and low sales prices of a share of Common Stock on the New York Stock Exchange. Notwithstanding the foregoing, the Committee may, in its discretion, prescribe alternative methods of determining Fair Market Value that satisfy the regulations under Section 422 of the Code.

          j. Grant Date: has the meaning set forth in paragraph 7 hereof.

          k. Group: means the Company and its Subsidiaries.

          l. Incentive Stock Option: means a Stock Option that is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          m. Maximum Annual Amount: has the meaning set forth in paragraph 5 hereof.

          n. Non-Employee Director: means a member of the Board who is not an employee of the Group.

          o. Nonqualified Stock Option: means a Stock Option that is not an Incentive Stock Option.

          p. Participant: means any Eligible Employee or Non-Employee Director who has been granted a Stock Option, or any transferee of a Stock Option by reason of the death of the Eligible Employee or Non-Employee Director or pursuant to the requirements of applicable law.

          q. Retirement: means a Participant's retirement from active service at early or normal retirement age under any pension plan maintained by the Group whereby the Participant commences receipt of benefits (as opposed to deferring receipt thereof); provided, however, that in the case of a Participant who has attained age 55 and is not eligible to participate in a pension plan maintained by the Group, "Retirement" shall mean the Participant's Termination of Service with the written consent of the Company or applicable Subsidiary.

          r. SEC Rules: means the rules and regulations promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

          s. Stock Option: means any option to purchase shares of Common Stock granted under this Plan.

          t. Stock Option Agreement: means the written agreement executed by the Company and an Eligible Employee or Non-Employee Director in accordance with paragraph 7 hereof which sets forth the terms of a Stock Option granted hereunder.

          u. Subsidiary: means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          v. Termination of Service: means with respect to an Eligible Employee, the Eligible Employee's termination of employment by the Group for any reason, and, with respect to a Non-Employee Director, the Non-Employee Director's termination of membership on the Board for any reason.

3. STOCK SUBJECT TO THE PLAN:

     There will be reserved for issuance upon the exercise of Stock Options to be granted from time to time under the Plan an aggregate of 2,400,000 shares of the Common Stock. Such shares may be, in whole or in part, as the Board shall from time to time determine, authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been re-acquired by the Company. If any Stock Option expires or otherwise terminates without being fully exercised, the shares of Common Stock with respect to which the Stock Option was not exercised shall again be available for issuance in connection with subsequent awards under the Plan.

4. ADMINISTRATION:

     The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the terms of all Stock Options granted under the Plan (which need not be identical), including, without limitation, the exercise price of a Stock Option, the individuals to whom, and the time or times at which, Stock Options shall be granted, the number of shares to be subject to each Stock Option, whether a Stock Option shall be an Incentive Stock Option or a Nonqualified Stock Option, when a Stock Option can be exercised and whether in whole or in installments. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Eligible Employees or Non-Employee Directors, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this paragraph 4 shall be conclusive.

5. ELIGIBILITY FOR AWARD OF STOCK OPTIONS:

     Stock Options may be granted to Eligible Employees and/or Non-Employee Directors whether or not they hold or have held options granted under other stock option plans sponsored by the Company. An Eligible Employee or Non-Employee Director who has been granted a Stock Option under the Plan shall continue to be eligible to receive subsequent grants of Stock Options under the Plan; provided, however, that the maximum number of shares with respect to which Stock Options may be granted during any year to any Eligible Employee is the amount which, when added to the number of shares covered by stock option grants made to the Eligible Employee over the preceding four years (whether under this Plan or any other plan of the Company or agreement with the Company), does not exceed a total cumulative exercise price of $5 Million (determined by multiplying the Fair Market Value on each Grant Date by the number of options awarded on that date) ("Maximum Annual Amount"). The Committee shall have the discretion to grant Stock Options that cover less than the maximum number of shares set forth above, and shall not be required to grant any Stock Options to any Eligible Employee.

6. TERMS OF OPTIONS:

     a. Except as otherwise provided in paragraphs 10 or 17 hereof, the price per share of the Common Stock at which a Stock Option may be exercised shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock at the time of the granting of such option. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a Participant who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a Subsidiary (a "Ten-Percent Shareholder"), the exercise price per share shall not be less than one hundred and ten percent of the Fair Market Value of the Common Stock on the date on which the option is granted.

     b. Except as otherwise provided in paragraph 10 hereof, the maximum term of a Stock Option granted hereunder shall be ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) from the Grant Date, subject to the provisions of paragraphs 8, 14 and 15.

     c. Unless otherwise provided in the applicable Stock Option Agreement, and except as otherwise provided in the Plan, Stock Options granted under the Plan shall be exercisable in whole, or in part, at any time during the term of the option.

7. TIME OF GRANT OF OPTIONS; STOCK OPTION AGREEMENTS:

     Except in the case of substituted options and Stock Options granted pursuant to paragraphs 9 and 10 hereof, the effective date of the granting of an option (the "Grant Date") shall be the date on which the Committee approves the granting of such option or, if ratified by the Board, the date of such ratification. Each Participant who is granted a Stock Option shall be notified promptly of the grant of the option and a Stock Option Agreement shall promptly be executed and delivered by or on behalf of the Company and the Participant, provided that such grant of a Stock Option shall expire if the Stock Option Agreement is not signed by such Participant (or his or her agent or attorney) and delivered to the Company within 60 days after the Grant Date.

8. AGREEMENT OF EMPLOYEES TO CONTINUE EMPLOYMENT:

     Each Eligible Employee who is granted a Stock Option hereunder shall, as one of the terms of the Stock Option Agreement, agree that he will remain in the employ of the Company or one of its Subsidiaries for a period of not less than two years from the date of grant of the Stock Option (or, if the Eligible Employee is already obligated to remain in the employ of the Company or one of its Subsidiaries for a period of time, for a period of not less than two years after expiration of such period of time). In lieu of such agreement to serve, the Committee may, in its discretion, in special cases, authorize such different terms and conditions regarding employment (including, without limitation, requiring an Eligible Employee to serve for a shorter period of time) as the Committee may deem appropriate. Notwithstanding the foregoing, if any Eligible Employee is granted more than one Stock Option, the period of time during which such employee shall be obligated to remain in the employ of the Company or one of its Subsidiaries under the terms of each Stock Option Agreement shall run concurrently and not consecutively. Such employment shall be at the pleasure of the Company or of such Subsidiary and at such compensation as the Company or such Subsidiary shall determine from time to time. Any Termination of Service by such employee during such period without the written consent of the Company or such Subsidiary shall be deemed a violation by the individual of such Stock Option Agreement. In the event of such violation, any Stock Option (or Stock Options) held by such person under the Plan, to the extent not theretofore exercised, shall forthwith terminate. Termination of Service by reason of Retirement, death or Disability shall be deemed to be with the written consent of the Company or the applicable Subsidiary for purposes of this paragraph 8.

9. GRANT OF OPTIONS TO NON-EMPLOYEE DIRECTORS UPON ELECTION TO BOARD:

     a. Each Non-Employee Director who is first elected a member of the Board on or after the effective date of this Plan (as provided in paragraph 21 hereof) shall be granted automatically upon such election a Nonqualified Stock Option covering 10,000 shares of Common Stock (subject to adjustment pursuant to paragraph 16 hereof) at an exercise price equal to the Fair Market Value of the Common Stock at the time the option is granted.

     b. Nonqualified Stock Options granted to Non-employee Directors pursuant to this paragraph 9 shall be exercisable in accordance with the following schedule:

                                                             NUMBER OF SHARES AS
                    COMPLETED YEARS OF                         TO WHICH OPTION
                   SERVICE AS A DIRECTOR                     BECOMES EXERCISABLE
                   ---------------------                     -------------------
One Year...................................................     1,000 shares
Four Years.................................................     1,500 shares
Five Years.................................................     2,500 shares
Six Years..................................................     2,500 shares
Seven Years................................................     2,500 shares

     c. All Stock Options granted pursuant to this paragraph 9 shall expire ten years after the date of grant of the option, subject to prior termination pursuant to the terms of the Plan.

10. GRANTS OF OPTIONS TO NON-EMPLOYEE DIRECTORS IN LIEU OF ANNUAL RETAINER FEES:

     a. Each Non-Employee Director who prior to the end of any year files with the Company an election to receive a Nonqualified Stock Option in lieu of his Annual Retainer to be earned in the following year shall be granted, on the first day on or after January 1 of the next succeeding year on which the Common Stock is traded on the New York Stock Exchange, a Nonqualified Stock Option covering 2,000 shares of Common Stock with an exercise price determined as follows:

Fair Market Value       Annual Retainer       Exercise Price
  of a Share of      -  ---------------    =    Per Share
  Common Stock               2,000

For purposes of this paragraph 10, "Annual Retainer" shall mean the amount which a Non-Employee Director would be entitled to receive for serving as a Non-Employee Director in the relevant year, but shall not include fees for attendance at meetings of the Board or any committee of the Board or for any other services to be provided to the Company. A Non-Employee Director shall be permitted to make an election to receive a Nonqualified Stock Option in lieu of his Annual Retainer that is effective for more than one year.

     b. Stock Options granted pursuant to this paragraph 10 shall first become exercisable on the first anniversary of the date upon which the option was granted and shall terminate upon the expiration of fifteen years from the date of grant, subject to earlier termination pursuant to the terms of the Plan.

11. NONTRANSFERABILITY OF OPTIONS:

     No Stock Option granted under the Plan shall be transferable other than by will or the laws of descent and distribution, except as required by applicable law. A Stock Option may be exercised during the lifetime of an Eligible Employee or Non-Employee Director only by the Eligible Employee or Non-Employee Director, except as required by applicable law.

12. EXERCISE OF OPTIONS:

     a. The Committee shall be authorized to establish the procedure for the exercise of a Stock Option, provided that the Company shall not be required to deliver certificates for shares with respect to which a Stock Option is exercised until the exercise price for the shares of Common Stock being purchased has been paid in full.

     b. In order to exercise a Stock Option, written notice must be provided to the Company. Such notice shall state that the Participant elects to exercise a specified Stock Option, the number of shares of Common Stock in respect of which it is being exercised, and the manner of payment of the exercise price of the Stock Option.

     c. The written notice shall be accompanied by payment of the full exercise price of the Stock Option with respect to the number of shares being purchased. The exercise price shall be paid in cash, or unless otherwise provided in the applicable Stock Option Agreement, in whole shares of Common Stock already owned by the Participant for a period of at least six months, or partly in cash and partly in such Common Stock. Cash payments shall be made by certified or bank cashier's check, or by the wire transfer of immediately available funds, in each case payable to the order of the Company. Payments of the exercise price of a Stock Option that are made in the form of Common Stock (which shall be valued at Fair Market Value) may be made by (i) delivery of stock certificates in negotiable form with an issue date at least six months prior to the date of exercise, or (ii) unless otherwise determined by the Committee, delivery of the Participant's representation that on the date of exercise he owns the requisite number of shares which he has owned for a period of at least six months and, unless such shares are registered in the Participant's name as verified by the Company's transfer agent's records, a representation executed by the Participant's brokerage firm or other entity in whose name such shares are registered that on the date of exercise the Participant beneficially owns the requisite number of shares and has owned such shares for a period of at least six months ("Certificateless Exercise"). Delivery of such a representation pursuant to a Certificateless Exercise shall be treated as the delivery of the specified number of shares of Common Stock; provided, however, that the number of shares issued to the Participant upon exercise of the Stock Option shall be reduced by the number of shares specified in the representation.

     d. Except as provided in paragraphs 14 and 15 hereof, no option may be exercised at any time unless the holder thereof is then (i) an employee of the Group or (ii) a Non-Employee Director.

13. WITHHOLDING:

     The Company's obligation to deliver shares of Common Stock upon the exercise of any Stock Option granted under the Plan shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. Unless otherwise prohibited by the Committee, and in accordance with rules prescribed by the Committee, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares otherwise issuable to the Participant as the result of the exercise of a Stock Option, or (c) delivering to the Company unencumbered shares of Common Stock already owned by the Participant for a period of at least six months. For purposes of this paragraph 13, shares of Common Stock that are withheld or delivered to satisfy applicable withholding taxes shall be valued at their Fair Market Value on the date the withholding tax obligation arises.

14. TERMINATION OF EMPLOYMENT:

     In the event of the Termination of Service of a Participant to whom a Stock Option has been granted under this Plan, other than by reason of death, such Stock Option may, subject to the provisions of paragraph 8 hereof and this paragraph 14, be exercised (to the extent of the number of shares exercisable under the Stock Option by the Participant at the time of Termination of Service) at any time (a) within one year after a Termination of Service by reason of Disability, (b) within three years after a Termination of Service by reason of Retirement, or (c) within three months after a Termination of Service for any reason other than as described in the preceding clauses (a) and (b); provided, however, that the applicable Stock Option Agreement or the Committee, at any time after the Grant Date and with the written agreement of the Participant, may specify a longer or shorter period of time during which the Stock Option may be exercised after a Termination of Service described in the preceding clauses (a),
(b) and (c). Notwithstanding the foregoing, in no event may a Stock Option be exercised after expiration of its stated term. Stock Options granted under the Plan to Eligible Employees shall not be affected by any change of employment so long as the Participant continues to be an employee of the Group. A Stock Option Agreement may contain such provisions as the Committee may approve with respect to the effect of approved leaves of absence for employees. Nothing in this Plan or in any Stock Option Agreement shall confer on any person any right to continue in the employ of the Group or interfere in any way with the right of a member of the Group to terminate any person's employment at any time, with or without cause, notwithstanding the possibility that the number of shares of Common Stock purchasable by such person under his Stock Option (or Stock Options) may thereby be reduced or eliminated.

15. DEATH OF A PARTICIPANT:

     In the event of the death of a Participant to whom a Stock Option has been granted under the Plan, such Stock Option (unless the Stock Option shall have been previously terminated pursuant to the provisions of paragraphs 8 or 14 hereof) may be exercised (to the extent of the number of shares exercisable by such Participant at the time of his or her death) by a legatee or legatees of such Participant under his last will, or by his personal representatives or distributees, at any time within a period of one year (notwithstanding any longer period of time that would otherwise be permitted under paragraph 14) after his death, but not after the expiration of the Stock Option's stated term.

16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION:

     Notwithstanding any other provisions of the Plan, in the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation and the like, the Board may in its sole discretion provide for a substitution for or adjustment in (i) the number and class of shares subject to outstanding Stock Options, (ii) the exercise prices of outstanding Stock Options, (iii) the aggregate number and class of shares reserved for issuance under the Plan, (iv) the Maximum Annual Amount, (v) the number of shares to be covered by Stock Options to be granted to Non-Employee Directors upon election to the Board pursuant to paragraph 9 hereof, and (vi) the number of shares to be granted to Non-Employee Directors in lieu of annual retainer fees pursuant to paragraph 10 and the formula pursuant to which the exercise price of such options is determined. The adjustments made with respect to Stock Options granted pursuant to paragraphs 9 and 10 hereof shall be equivalent to the treatment accorded to all other holders of Common Stock. The Board's determinations with regard to the adjustments or substitutions provided for by this paragraph 16 shall be conclusive.

17. SUBSTITUTED OPTIONS:

     Anything contained herein to the contrary notwithstanding, Incentive Stock Options and Nonqualified Stock Options may, at the discretion of the Committee, be granted under the Plan in substitution for options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Subsidiaries. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate (but only to the extent consistent with the requirements of SEC Rules) in order to conform, in whole or part, to the provisions of the options in substitution for which they are granted. Such Stock Options shall not be counted toward the limit set forth in paragraph 5 hereof, except to the extent that it is determined by the Committee that the application of such limit is required in order to comply with the requirements of the exception for performance-based compensation under Section 162(m)(4) of the Code.

18. EFFECT OF CHANGE IN CONTROL:

     Notwithstanding any contrary waiting period, installment period or other limitation or restriction in any Stock Option Agreement or in the Plan, each outstanding Stock Option granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby, in the event (i) the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (ii) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity other than the Company shall make a tender offer or exchange offer to acquire any Common Stock of the Company (or securities convertible into Common Stock) for cash, securities or any other consideration, provided, that (a) at least a portion of such securities sought pursuant to the offer in question is acquired, and (b) after consummation of such offer, the person, corporation or other entity in question is the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of twenty percent or more of the outstanding Common Stock (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Common Stock).

19. MISCELLANEOUS:

     a. If any of the terms or provisions of this Plan conflict with the requirements of SEC Rules (with respect to an Eligible Employee who is subject to Section 16 of the Exchange Act), Section 422 of the Code (with respect to Incentive Stock Options), or the requirements of the exception for performance-based compensation under Section 162(m)(4) of the Code (with respect to an Eligible Employee who is a "covered employee" within the meaning of
Section 162(m)(3) of the Code) then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said SEC Rules and/or Sections 162(m) and 422 of the Code. If this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

     b. A Participant shall have none of the rights of a stockholder with respect to the shares of Common Stock subject to a Stock Option until such shares shall be transferred to the Participant upon the exercise of the option.

     c. The Committee shall be authorized, in its discretion, to permit the surrender of outstanding Stock Options in exchange for the grant of new Stock Options or to require the surrender of outstanding Stock Options as a condition precedent to the grant of new Stock Options. The number of shares covered by the new Stock Options, the exercise price, term of the Stock Option and other terms and conditions of the options shall be determined in accordance with the Plan and may be different from the provisions of the surrendered Stock Options.

     d. By acceptance of an award hereunder of a Stock Option, a Participant shall be deemed to have agreed that neither the award of such Stock Option, nor the vesting or exercise thereof, nor any payment with respect thereto, shall be taken into account as "salary", "pay", "compensation" or "bonus" in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any Subsidiary. In addition, each Participant shall be deemed to have agreed that no such award, nor the exercise or vesting thereof, nor any payment with respect thereto shall be taken into account in determining the amount of any life insurance coverage, short or long-term disability coverage, or any other pay-based benefits provided by the Company or any Subsidiary.

     e. The masculine pronoun whenever used shall include the feminine pronoun, and the singular shall include the plural unless the context clearly indicates the distinction.

20. NON-EXCLUSIVITY OF THE PLAN:

     Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

21. EFFECTIVENESS OF THE PLAN:

     The Plan shall become effective as of May 2, 1997, provided that it is approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock present or represented by proxy at a meeting of stockholders of the Company duly called for that purpose, among others, or any adjournment thereof.

22. GOVERNMENT AND OTHER REGULATIONS:

     The obligation of the Company to sell and deliver shares of Common Stock pursuant to the exercise of Stock Options granted under the Plan shall be subject to (i) all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and
(ii) the condition that the shares of Common Stock reserved for issuance upon the exercise of Stock Options granted under the Plan shall have been duly listed on the New York Stock Exchange.

23. TERMINATION AND AMENDMENT:

     Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no Stock Options shall be granted after, December 31, 2002. The Plan may be terminated, modified or amended by the stockholders of the Company at any time. In addition, the Board may, at any time prior to December 31, 2002, terminate the Plan, and may modify or amend the Plan at any time in such respects as it shall deem advisable; provided, however, that amendments to the Plan shall be subject to the approval of the Company's stockholders to the extent required under SEC Rules (with respect to Eligible Employees who are subject to Section 16 of the Exchange Act), Section 422 of the Code (with respect to Incentive Stock Options), or the exception for performance-based compensation under Section 162(m)(4) of the Code (with respect to "covered employees", within the meaning of Section 162(m)(3) of the Code). No termination, modification or amendment of the Plan may, without the consent of the Participant to whom any Stock Option shall theretofore have been granted, adversely affect the rights of such Participant thereunder.

                                  APPENDIX "B"

                               TEMPLE-INLAND INC.
                           1997 RESTRICTED STOCK PLAN

                               TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
 1.  Purpose.....................................................  B-1
 2.  Certain Definitions.........................................  B-1
 3.  Shares Subject to the Plan..................................  B-2
 4.  Administration and Award of Restricted Stock................  B-2
 5.  Eligibility and Criteria for Awards.........................  B-3
 6.  Restrictions Applicable to Restricted Stock.................  B-3
 7.  Restricted Stock Agreement..................................  B-4
 8.  Tax Elections...............................................  B-4
 9.  Nonalienation of Benefits...................................  B-4
10.  Completion of Vesting Period................................  B-4
11.  Withholding.................................................  B-4
12.  Termination of Employment Prior to Expiration of Vesting
     Period......................................................  B-5
13.  Right of Company to Terminate Employment....................  B-5
14.  Liability of Company........................................  B-5
15.  Changes in Stock............................................  B-5
16.  Exclusion from Pension, Profit-Sharing and Other Benefit
     Computations................................................  B-5
17.  Nonexclusivity of the Plan..................................  B-6
18.  Effective Date of the Plan..................................  B-6
19.  Government and Other Regulations............................  B-6
20.  Amendment and Termination of Plan...........................  B-6

                               TEMPLE-INLAND INC.

                           1997 RESTRICTED STOCK PLAN

1. PURPOSE:

     The purpose of the Plan is to provide additional incentives to key employees (including officers) of the Company and its Subsidiaries to continue in the employ of, and to increase their efforts for, the Company and its Subsidiaries, and to further the identity of interests of such key employees and the Company's stockholders through opportunities for increased stock ownership by such key employees.

2. CERTAIN DEFINITIONS:

     For purposes of the Plan, the following terms shall have the meanings set forth below:

          a. Board: means the Board of Directors of the Company.

          b. Code: means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          c. Committee: means the Management Development and Executive Compensation Committee of the Board, and/or any other committee or subcommittee the Board may appoint to administer this Plan as provided herein. A Committee composed solely of two or more members of the Board who meet (i) the definition of "outside director" under Section 162(m) of the Code and regulations thereunder, (ii) the definition of "non-employee director" under Section 16 of the Exchange Act and regulations thereunder, and (iii) any similar or successor laws hereinafter enacted, shall administer the Plan with respect to persons who are "covered employees" (within the meaning of Section 162(m) of the Code) or who are subject to
     Section 16 of the Exchange Act at the time of the relevant Committee action. If at any time no Committee shall be in office, then the functions of the Committee specified in this Plan shall be exercised by the members of the Board who are Non-Employee Directors.

          d. Common Stock: means shares of the common stock, $1.00 par value, of the Company.

          e. Company: means Temple-Inland Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

          f. Disability: means total disability as defined in (i) any long-term disability plan or retirement plan sponsored by the Company or a Subsidiary and applicable to the Participant, or (ii) the Federal Social Security Act, as any of such may be amended from time to time.

          g. Eligible Employee: means any salaried employee (including an officer) of the Group.

          h. Employment: means employment by the Company or one of its Subsidiaries.

          i. Exchange Act: means the Securities Exchange Act of 1934, as amended.

          j. Fair Market Value: means the average of the high and low sales prices of a share of Common Stock on the New York Stock Exchange. Notwithstanding the foregoing, the Committee may, in its discretion, prescribe alternative methods of determining Fair Market Value that satisfy the regulations under Section 422 of the Code.

          k. Group: means the Company and its Subsidiaries.

          l. Maximum Amount: has the meaning set forth in paragraph 5 hereof.

          m. Non-Employee Director: means a member of the Board who is not an employee of the Group.

          n. Participant: means any Eligible Employee who has been awarded shares of Restricted Stock pursuant to this Plan.

          o. Plan: means the Temple-Inland Inc. 1997 Restricted Stock Plan.

          p. Performance Goals: means performance goals established by the Committee which may be based on net income, earnings, sales, return on assets, equity or investment, regulatory compliance, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance standards may be particular to an Eligible Employee or the department, Subsidiary or other division in which he works, or may be based on the performance of the Company generally, and may cover such period as may be specified by the Committee.

          q. Retained Distributions: means all distributions made with respect to shares of Restricted Stock, other than cash distributions and such other distributions as the Committee may, in its discretion, designate. Retained Distributions shall be subject to the same restrictions as apply to the shares of Restricted Stock with respect to which the distribution is made.

          r. Restricted Stock: means an award of shares of Common Stock that are subject to restrictions as provided herein.

          s. Restricted Stock Agreement: means the written agreement executed by the Company and an Eligible Employee in accordance with paragraph 7 hereof which sets forth the terms of an award of Restricted Stock hereunder.

          t. Retirement: means a Participant's retirement from active service at early or normal retirement age under any pension plan maintained by the Group whereby the Participant commences receipt of benefits (as opposed to deferring receipt thereof); provided, however, that in the case of a Participant who has attained age 55 and is not eligible to participate in such a pension plan, "Retirement" shall mean the Participant's termination of Employment with the written consent of the Company or applicable Subsidiary.

          u. SEC Rules: means the rules and regulations promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

          v. Subsidiary: means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          w. Vesting Date: means, with respect to any award of Restricted Stock hereunder, such date or dates as the Committee shall specify in the Restricted Stock Agreement evidencing such award of Restricted Stock.

          x. Vesting Period: means a period of time beginning on the date of each award of Restricted Stock and ending on the Vesting Date with respect to each such award.

3. SHARES SUBJECT TO THE PLAN:

     Subject to the provisions of paragraph 15 hereof, the maximum aggregate number of shares of Restricted Stock that may be awarded under the Plan shall be 300,000. Such shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued shares of Common Stock or shares of Common Stock previously issued and outstanding and reacquired by the Company. If any shares of Restricted Stock are forfeited or otherwise terminate without having vested, the shares of Common Stock with respect to which the Restricted Stock was not vested shall again be available for issuance in connection with subsequent awards under the Plan.

4. ADMINISTRATION AND AWARD OF RESTRICTED STOCK:

     The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to award Restricted Stock under the Plan and to determine the terms and conditions (which need not be identical) of such awards, including, without limitation, the individuals to whom, and the time or times at which, Restricted Stock shall be awarded, the number of shares of Restricted Stock covered by each award, the Vesting Date and conditions to vesting of each award, and the form, terms and provisions of the Restricted Stock Agreement evidencing each award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees to whom awards of Restricted Stock are being made, their present and potential contributions to the Company's success, and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this paragraph 4 shall be conclusive.

5. ELIGIBILITY AND CRITERIA FOR AWARDS:

     Shares of Restricted Stock shall be awarded only to Eligible Employees. While all Eligible Employees may be considered for an award of Restricted Stock, it is contemplated that only those employees who, in the determination of the Committee, perform services of special importance to the Company in the management, operation and development of the business of the Company or a Subsidiary will be selected to receive awards of Restricted Stock. Restricted Stock may be awarded to Eligible Employees whether or not they have received previous awards under the Plan; provided, however, that the maximum number of shares with respect to which Restricted Stock may be granted to any Eligible Employee is 35,000 shares (whether under this Plan or any prior plan of the Company) (the "Maximum Amount"). The Committee shall have the discretion to grant less than the maximum number of shares set forth above, and shall not be required to grant any shares to any Eligible Employee.

6. RESTRICTIONS APPLICABLE TO RESTRICTED STOCK:

     a. The Committee shall designate a Vesting Date with respect to each award of Restricted Stock and may, in its discretion, prescribe one or more Performance Goals that must be achieved in order for shares of Restricted Stock to become vested and nonforfeitable.

     b. Restricted Stock, when issued, will be represented by a stock certificate (or certificates) registered in the name of the Plan for the benefit of the Participant. Such certificate (or certificates) shall be held by the Company, together with such stock powers or other instruments of assignment as may be necessary to permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited in accordance with the terms of this Plan and the applicable Restricted Stock Agreements.

     c. Shares of Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. A Participant shall have the right to vote shares of Restricted Stock, to receive and retain all regular cash dividends (and such other distributions that are not Retained Distributions) paid or distributed on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such shares; provided, however, that (i) a Participant shall not be issued a stock certificate (or certificates) representing shares of Restricted Stock awarded to such Participant until the Vesting Period shall have expired and any Performance Goals have been achieved (as certified by the Committee); (ii) the Company shall retain custody of all Retained Distributions made or declared with respect to Restricted Stock (and such Retained Distributions shall be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts; (iii) a Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of Restricted Stock or any Retained Distributions during the Vesting Period; and (iv) a breach of any restrictions, terms or conditions provided in this Plan or established by the Committee with respect to any shares of Restricted Stock or Retained Distributions shall cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

7. RESTRICTED STOCK AGREEMENT:

     Each award of Restricted Stock hereunder shall be evidenced by an agreement in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. Such agreement shall be entered into between the Company and the applicable Participant at the time of any award of Restricted Stock hereunder.

8. TAX ELECTIONS:

     A Participant shall be required to notify the Committee prior to making an election under Section 83(b) of the Code with respect to an award of Restricted Stock hereunder.

9. NONALIENATION OF BENEFITS:

     Except as required by applicable law, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, transfer, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If any Participant shall become bankrupt or attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge any right or benefit hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Committee in its discretion may hold or apply the same or any part thereof for the benefit of the Participant or his beneficiary, spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.

10. COMPLETION OF VESTING PERIOD:

     On the Vesting Date with respect to an award of Restricted Stock, all or a portion of the shares of Restricted Stock subject to the award shall become vested in accordance with the terms of the applicable Restricted Stock Agreement. Except as otherwise provided in paragraph 12, shares of Restricted Stock that are awarded to a Participant (and any Retained Distributions with respect thereto) shall become vested and nonforfeitable only on the Vesting Date of the award and only if (i) the Participant's Employment by the Group has been continuous since the date of the award of such Restricted Stock, and (ii) any Performance Goals imposed with respect to the award of Restricted Stock have been achieved (as certified by the Committee). A leave of absence that has been approved by a member of the Group shall not constitute a termination of Employment, except as otherwise determined by the Committee. Any Retained Distributions with respect to such Restricted Stock shall become vested on the Vesting Date to the extent that the Restricted Stock related thereto shall have become vested. Upon a Participant's termination of Employment, any such Restricted Stock and Retained Distributions that shall not have become vested shall be forfeited to the Company, and the Participant shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

11. WITHHOLDING:

     The Company's obligation to deliver shares of Common Stock upon the vesting of Restricted Stock awarded hereunder shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. Unless otherwise prohibited by the Committee, and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by either of the following means or by a combination of such means: (a) tendering a cash payment; or (b) authorizing the Company to withhold shares of Common Stock from the shares otherwise issuable to the Participant as the result of the vesting of shares of Restricted Stock. For purposes of this paragraph 11, shares of Common Stock that are withheld to satisfy applicable withholding taxes shall be valued at their Fair Market Value on the date the withholding tax obligation arises.

12. TERMINATION OF EMPLOYMENT PRIOR TO EXPIRATION OF VESTING PERIOD:

     a. If a Participant's Employment terminates for any reason (whether voluntarily or involuntarily or with or without cause) prior to the Vesting Date of an award of Restricted Stock, such Restricted Stock (and any Retained Distributions with respect thereto) shall be forfeited, except as otherwise provided in subparagraph (b) of this paragraph or as otherwise provided in the applicable Restricted Stock Agreement.

     b. Notwithstanding any provisions herein to the contrary, if a Participant's Employment terminates by reason of Retirement, death, or Disability prior to the Vesting Date of any award of Restricted Stock to such Participant, a pro rata portion of such Restricted Stock (and any Retained Distributions thereon) shall immediately vest. The pro rata portion that shall immediately vest shall be equal to the product determined by multiplying (i) the number of shares of Restricted Stock originally subject to each such award by
(ii) a fraction, the numerator of which shall be the number of full years (each such year beginning on the anniversary date of each award) that shall have elapsed from the date of the award through the first day of the month during which the Retirement, death or Disability occurred, and the denominator of which shall be the number of full years (each such year beginning on the anniversary date of such award) from the date of the award through the Vesting Date specified in the applicable Restricted Stock Agreement. If the number of shares of Restricted Stock that would vest in accordance with the foregoing provisions of this subparagraph (b) would otherwise result in the issuance of a fractional share, the number of shares that shall vest shall be rounded to the next higher whole number. Solely for the purposes of this paragraph, each portion of an award having a separate Vesting Date shall be considered a separate award.

13. RIGHT OF COMPANY TO TERMINATE EMPLOYMENT:

     Nothing contained in the Plan or in any Restricted Stock Agreement shall confer on any Participant any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or a Subsidiary to terminate the Employment of a Participant at any time, with or without cause, notwithstanding the possibility that shares of Restricted Stock (and Retained Distributions thereon) awarded to the Participant may be forfeited.

14. LIABILITY OF COMPANY:

     Nothing in the Plan or any Restricted Stock Agreement shall be construed to give any employee of the Group any right to receive an award of Restricted Stock or as evidence of any agreement or understanding, express or implied, that the Company will employ any Participant in any particular position or at any particular rate of remuneration, or for any particular period of time.

15. CHANGES IN STOCK:

     In the event of any change in the outstanding Common Stock of the Company by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation or the like, the Board may in its sole discretion provide for a substitution for or adjustment in the number and class of shares available for award under the Plan and in the Maximum Amount. The Board's determination with regard to any such substitution or adjustment shall be conclusive. The Board may, in its sole discretion, make such amendments to the terms of Restricted Stock Agreements as it deems necessary or appropriate to reflect any adjustments or substitutions made pursuant to this paragraph 15.

16. EXCLUSION FROM PENSION, PROFIT-SHARING AND OTHER BENEFIT COMPUTATIONS:

     By acceptance of an award under the Plan, a Participant shall be deemed to have agreed that the award and vesting of such Restricted Stock constitutes special incentive compensation that shall not be taken into account as "salary", "pay", "compensation" or "bonus" in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any Subsidiary. In addition, each Participant shall be deemed to have agreed that the award and vesting of such Restricted Stock shall not be taken into account in determining the amount of any life insurance coverage, short or long-term disability coverage, or any other pay-based benefits provided by the Company or any Subsidiary.

17. NONEXCLUSIVITY OF THE PLAN:

     Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the awarding of stock and cash awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

18. EFFECTIVE DATE OF THE PLAN:

     The Plan shall become effective as of May 2, 1997, provided that it is approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock present or represented by proxy at a meeting of stockholders of the Company duly called for that purpose, among others, or any adjournment thereof.

19. GOVERNMENT AND OTHER REGULATIONS:

     Notwithstanding any other provisions of the Plan, the obligations of the Company under the Plan and with respect to Restricted Stock awarded hereunder shall be subject to all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Stock pursuant to any award of Restricted Stock until such time as:

          a. any legal requirements or regulations shall have been satisfied relating to the issuance of such Restricted Stock or to their registration, qualification or exemption from registration or qualification under the Securities Act of 1933 or any applicable state securities laws; and

          b. satisfactory assurances shall have been received that such Restricted Stock when issued will be duly listed on the New York Stock Exchange.

20. AMENDMENT AND TERMINATION OF PLAN:

     The Board may at any time terminate the Plan, or make such amendments to the Plan as it shall deem advisable; provided, however, that amendments to this Plan shall be subject to the approval of the Company's stockholders to the extent required under SEC Rules (with respect to Eligible Employees who are subject to Section 16 of the Exchange Act) or the exception for performance-based compensation under Section 162(m)(4) of the Code (with respect to "covered employees", within the meaning of Section 162(m)(3) of the Code). No termination or amendment of the Plan shall adversely affect the rights of any Participant (without his consent) under any award previously made. Unless sooner terminated by the Board, no Restricted Stock shall be awarded under the Plan after December 31, 2002.

                                    PROXY


                              TEMPLE-INLAND INC.
                            303 SOUTH TEMPLE DRIVE
                             DIBOLL, TEXAS 75941

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING ON MAY 2, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and proxy statement each dated March 17, 1997 and does hereby appoint Clifford J. Grum, David H. Dolben, and M. Richard Warner, and each of them as Proxies, each with the power to appoint his substitute and hereby authorizes each of them to represent and vote, as designated below, all the shares of Common Stock, par value $1.00 per share, of Temple-Inland Inc. held of record by the undersigned on March 7, 1997 at the annual meeting of stockholders to be held on Friday, May 2, 1997, and any adjournment(s) thereof:

                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------

CONTINUED AND TO BE SIGNED ON REVERSE SIDE OF THIS CARD. DO NOT FOLD. PLEASE
VOTE.

 [X]    PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.
--------------------------------------------------------------------------------





                  1. Proposal to elect as Directors of Temple-Inland Inc. the
     WITHHOLD        following persons to hold office until the expiration of
FOR  AUTHORITY       their terms or until their successors have been duly
[ ]     [ ]          elected and have qualified. Nominees for Director: Paul M.
                     Anderson, Robert Cizik, Arthur Temple III, and Larry E.
                     Temple

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL NOMINEES WRITE THE NAMES OF SUCH NOMINEES IN THE SPACE PROVIDED BELOW.)

--------------------------------

                                                          FOR  AGAINST  ABSTAIN


2. Proposal to ratify the selection of Ernst & Young      [ ]    [ ]      [ ]
   LLP as independent  auditors of Temple-Inland Inc.
   for the fiscal year ending January 3, 1998.

3. Proposal to ratify the adoption of the Temple-Inland   [ ]    [ ]      [ ]
   Inc. 1997 Stock Option Plan.

4. Proposal to ratify the adoption of the Temple-Inland   [ ]    [ ]      [ ]
   Inc. 1997 Restricted  Stock Plan.

5. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


-------------------------------------------------

-------------------------------------------------
SIGNATURE(S)                          DATE